Filed pursuant to Rule 433(d)
Registration Statement No. 333-144574

New Issue Marketing Materials

$ 712,397,000

Flagstar Mortgage Loan Trust 2007-A1
Issuing Entity

Mortgage Pass-Through Certificates, Series 2007-A1

Flagstar Capital Markets Corporation
Seller

Wells Fargo Bank, N.A.
Master Servicer, Securities Administrator, and Custodian

Flagstar Bank, FSB
Sponsor, Originator, and Servicer

Bond Securitization, L.L.C.
Depositor

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.

The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the sponsor, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE DEPOSITOR IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2007 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

MBS Trading Desk (212) 834-2499

Flagstar Mortgage Loan Trust 2007-A1	September 21, 2007

Contact List

JPMorgan MBS			Rating Agency Contacts
Origination:	Paul White	212-834-5440	Standard & Poor’s	John Sang	212-438-6058
	Rob Shugrue	212-834-9075
	Jamie Gordon	212-834-5409	Fitch Ratings	Tara Sweeney	212-908-0347
	Haroon Jawadi	212-834-5308		Susan Hosterman	212-908-0670
	Shayna Stephanak	212-834-5727		Sarah Wanchock
	Ekaterina Fayn	212-834-9112
	Alissa Schaible	212-834-5432

Trading / Structuring	John Horner	212-834-2499
	Dan Lonski	212-834-2499
	Eric Norquist	212-834-2499
	Tom Scudese	212-834-2499
	Meg McClellan	212-834-2499

Please Direct All Questions to Shayna Stephanak shayna.r.stephanak@jpmorgan.com 212-834-5727

Bond Summary

$712,397,000

(Approximate, Subject to +/- 5% Variance)

Flagstar Mortgage Loan Trust 2007-A1

Mortgage Pass-Through Certificates, Series 2007-A1

Class	Designation	Related Mortgage Pool	Approximate(1) Size ($)	Initial Pass Through-Rate (3) (4) (5)	Estimated Initial Subordination Level(2)	Expected Ratings S&P/ Fitch (2)
1-A-1	Super Senior	1	$553,839,000	6.113%	10.90%	AAA/AAA
1-A-2	Senior Support	1	$33,851,000	6.113%	5.45%	AAA/AAA
2-A-1	Super Senior	2	$117,523,000	6.131%	10.90%	AAA/AAA
2-A-2	Senior Support	2	$7,184,000	6.131%	5.45%	AAA/AAA
A-R	Senior/Residual	1	$100	Not offered hereby
B-1	Subordinate	1, 2	$16,200,000	Not offered hereby
B-2	Subordinate	1, 2	$9,419,000	Not offered hereby
B-3	Subordinate	1, 2	$3,767,000	Not offered hereby
B-4	Subordinate	1, 2	$5,651,000	Not offered hereby
B-5	Subordinate	1, 2	$2,637,000	Not offered hereby
B-6	Subordinate	1,2	$3,390,480	Not offered hereby

(1)	Bond sizes subject to a variance of plus or minus 5%

(2)
Ratings and initial subordination levels are subject to change upon final confirmation from S&P and Fitch. The Class 1-A-1 and Class 2-A-1 Certificates benefit from additional credit support from the Class 1-A-2 and Class 2-A-2 Certificates, respectively.

(3)	The pass-through rates for Pool 1 Senior Certificates will be equal to the weighted average Net Mortgage Rates of the Pool 1 mortgage loans (the “Pool 1 Net WAC”) as described herein.

(4)	The pass-through rates for Pool 2 Senior Certificates will be equal to the weighted average Net Mortgage Rates of the Pool 2 mortgage loans (the “Pool 2 Net WAC”) as described herein.

(5)	The pass-through rates for the Subordinate Certificates will be equal to Subordinated Net WAC.

Please see “Summary of Terms” herein for definitions of all capitalized terms used herein but not otherwise defined.

Total Mortgage Loan Statistics
Aggregate

All Collateral Statistics set forth in the table below and in the proceeding pages are approximate and subject to change based on final collateral

Please refer to Mortgage Loan Statistics section of this Term Sheet for more detailed collateral tables and statistics

(1)	Represents the non-zero weighted average of the FICO at the time of origination
(2)	Original LTV equals a percentage, calculated by dividing a) the principal balance at origination by b) the property value at origination.
(3)
Although all of the Mortgage Loans are secured by first liens, this table sets forth the Combined Original LTV Ratio of certain Mortgage Loans having second lien mortgages as of the time of origination. The “Combined Original Loan-to-Value Ratio” of any Mortgage Loan will not reflect the presence or amount of any second lien mortgage loan secured by the same mortgaged property if the originator does not have sufficient information to provide the relevant second lien mortgage loan information. Typically, such information will not be available if, for example, the related second lien mortgage loan was made by a party other than the applicable originator or the related Mortgage Loan is a refinancing of an existing mortgage loan. Combined Original LTV equals a percentage calculated by dividing a) the sum of the principal balance of the first lien and all known second liens at origination by b) the property value at origination.

(4)
Effective Original LTV for each Mortgage Loan is calculated subtracting a) the applicable coverage percentage of the policy provided by UGI, Radian, Republic Mtge INS Co, General Electric and Mtge Guaranty Insurance Corp from b) the Original LTV of such Mortgage Loan.

Pool 1 Mortgage Loan Statistics

All Collateral Statistics set forth in the table below and in the proceeding pages are approximate and subject to change based on final collateral

Please refer to Mortgage Loan Statistics section of this Term Sheet for more detailed collateral tables and statistics
Summary Statistics		Minimum	Maximum
Scheduled Principal Balance:	$621,565,707	$146,000	$2,924,966
Number of Mortgage Loans:	978
Average Scheduled Principal Balance:	$635,548

Weighted Average Gross Coupon:	6.374%	4.500%	8.125%
Weighted Average Margin:	2.251%	2.250%	2.625%
Weighted Average Max Rate:	11.374%	9.500%	13.125%
Weighted Average Months to Next Rate Adjustment:	55	48	59
Weighted Average Fico Score(1):	728	619	819
Weighted Average Original LTV(2):	72.52%	17.59%	100.00%
Weighted Average Combined Original LTV(3):	75.83%	17.59%	100.00%
Weighted Average Effective Original LTV (4):	71.81%	17.59%	80.00%
Weighted Average Original Term:(mos)	360	360	360
Weighted Average Stated Remaining Term:(mos)	355	348	360
Weighted Average Seasoning:	5	0	12
Percent Interest Only Loans:	87.61%

(1)	Represents the non-zero weighted average of the FICO at the time of origination
(2)	Original LTV equals a percentage, calculated by dividing a) the principal balance at origination by b) the property value at origination.
(3)
Although all of the Mortgage Loans are secured by first liens, this table sets forth the Combined Original LTV Ratio of certain Mortgage Loans having second lien mortgages as of the time of origination. The “Combined Original Loan-to-Value Ratio” of any Mortgage Loan will not reflect the presence or amount of any second lien mortgage loan secured by the same mortgaged property if the originator does not have sufficient information to provide the relevant second lien mortgage loan information. Typically, such information will not be available if, for example, the related second lien mortgage loan was made by a party other than the applicable originator or the related Mortgage Loan is a refinancing of an existing mortgage loan. Combined Original LTV equals a percentage calculated by dividing a) the sum of the principal balance of the first lien and all known second liens at origination by b) the property value at origination.

(4)
Effective Original LTV for each Mortgage Loan is calculated subtracting a) the applicable coverage percentage of lender-paid mortgage insurance or of the policy provided by UGI, Radian, Republic Mtge INS Co, General Electric and Mtge Guaranty Insurance Corp from b) the Original LTV of such Mortgage Loan.

Pool 2 Mortgage Loan Statistics

All Collateral Statistics set forth in the table below and in the proceeding pages are approximate and subject to change based on final collateral

Please refer to Mortgage Loan Statistics section of this Term Sheet for more detailed collateral tables and statistics

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance:	$131,895,873	$420,000	$2,262,989
Number of Mortgage Loans:	189
Average Scheduled Principal Balance:	$697,862

Weighted Average Gross Coupon:	6.393%	4.625%	8.000%
Weighted Average Margin:	2.252%	2.250%	2.500%
Weighted Average Max Rate:	11.393%	9.625%	13.000%
Weighted Average Months to Next Rate Adjustment:	79	72	83
Weighted Average Fico Score(1):	726	624	812
Weighted Average Original LTV(2):	71.21%	34.71%	95.00%
Weighted Average Combined Original LTV(3):	73.83%	34.71%	100.00%
Weighted Average Effective Original LTV (4):	71.09%	34.71%	80.00%
Weighted Average Original Term:(mos)	360	360	360
Weighted Average Stated Remaining Term:(mos)	355	348	360
Weighted Average Seasoning:	5	0	12
Percent Interest Only Loans:	87.38%

(1)	Represents the non-zero weighted average of the FICO at the time of origination
(2)	Original LTV equals a percentage, calculated by dividing a) the principal balance at origination by b) the property value at origination.
(3)
Although all of the Mortgage Loans are secured by first liens, this table sets forth the Combined Original LTV Ratio of certain Mortgage Loans having second lien mortgages as of the time of origination. The “Combined Original Loan-to-Value Ratio” of any Mortgage Loan will not reflect the presence or amount of any second lien mortgage loan secured by the same mortgaged property if the related originator does not have sufficient information to provide the relevant second lien mortgage loan information. Typically, such information will not be available if, for example, the related second lien mortgage loan was made by a party other than the applicable originator or the related Mortgage Loan is a refinancing of an existing mortgage loan. Combined Original LTV equals a percentage calculated by dividing a) the sum of the principal balance of the first lien and all known second liens at origination by b) the property value at origination.

(4)
Effective Original LTV for each Mortgage Loan is calculated subtracting a) the applicable coverage percentage of lender-paid mortgage insurance or of the policy provided by UGI, Radian, Republic Mtge INS Co, General Electric and Mtge Guaranty Insurance Corp from b) the Original LTV of such Mortgage Loan.

Deal Summary

Issuing Entity	Flagstar Mortgage Loan Trust 2007-A1
Offered Certificates	The Class 1-A-1, Class 1-A-2, Class 2-A-1 and Class 2-A-2 are the “Offered Certificates”.
	Pool 1 Senior Certificates:	The Class 1-A-1, Class 1-A-2, and Class A-R Certificates
	Pool 2 Senior Certificates:	The Class 2-A-1 and Class 2-A-2 Certificates
	Certificate Group:	The Pool 1 Senior Certificates or the Pool 2 Senior Certificates, as the case may be.
	Senior Certificates:	The Pool 1 and Pool 2 Senior Certificates

Non-Offered Certificates
In addition to the Offered Certificates, the issuing entity will issue seven other classes of certificates related to the mortgage loans, Class A-R, Class B-1, Class B-2, Class B-3 Class B-4, Class B-5, and Class B-6 Certificates.

	Subordinate Certificates:	The Class B-1, Class B-2, Class B-3 Class B-4, Class B-5 and Class B-6 Certificates

Mortgage Loans	2 pools of conventional, adjustable rate, fully-amortizing mortgage loans secured by first liens on one-to four family residential properties as further described herein.
Lead Underwriter	J.P. Morgan Securities Inc.
Rating Agencies	Standard & Poor’s & Fitch Ratings
Seller	Flagstar Capital Markets Corporation
Depositor	Bond Securitization, L.L.C
Trustee	U.S. Bank National Association
Sponsor, Originator, and Servicer	Flagstar Bank, FSB
Master Servicer, Securities Administrator and Custodian	Wells Fargo Bank, N.A.
Cut-off Date	September 1, 2007
Closing Date	On or around September 28, 2007
Optional Clean-Up Call
Flagstar Bank, FSB in its capacity as servicer may exercise the Clean-Up Call option on the first Distribution Date on which the current balance of the mortgage loans reaches 10% of its Cut-off Date balance and on each Distribution Date thereafter.

Pricing Prepayment Speed	25% Constant Prepayment to Balloon (“CPB”).
Tax Treatment	The Issuing Entity will be treated as a REMIC and the Senior Certificates will represent REMIC regular interests for U.S. federal income tax purposes.
ERISA Eligibility	The Offered Certificates are expected to be ERISA eligible.
SMMEA Eligibility	The Offered Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Priority of Distributions

Distributions of Interest

General.  On each Distribution Date, each class of Certificates will be entitled to the related Interest Distribution Amount and any accrued and unpaid Interest Shortfalls to the extent of the Available Distribution Amount.  Generally, on each Distribution Date, distributions of interest will be made first to the Senior Certificates, pro rata, and thereafter, to the Subordinate Certificates, sequentially to the extent of available funds, in each case subject to any payments of principal payable to a more senior class of certificates.  For each Distribution Date and each related Accrual Period, interest on all classes of Certificates will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

The Current Interest for each class of Certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by the related Mortgage Pool or Pools.

Net Interest Shortfalls for a Mortgage Pool on any Distribution Date will be allocated among all classes of Senior Certificates of the related Certificate Group and all classes of Subordinate Certificates proportionately based on (i) in the case of the Senior Certificates, Current Interest otherwise distributable thereon on such Distribution Date and (ii) in the case of the Subordinate Certificates, interest deemed to be accrued on their Apportioned Principal Balances, in each case before taking into account any reductions in such amounts from Net Interest Shortfalls for that Distribution Date.

If on a particular Distribution Date, there is an Interest Shortfall, interest will be distributed on each Certificate of equal priority within a Certificate Group based on the pro rata amount of interest it would otherwise have been entitled to receive in the absence of such shortfall.  Any unpaid interest amount will be carried forward and added to the amount which holders of each such class of Certificates will be entitled to receive on the next Distribution Date but will not bear interest.  An Interest Shortfall could occur, for example, if losses realized on the Mortgage Loans in that Mortgage Pool were exceptionally high or were concentrated in a particular month.

Certificate Interest Rates.  The Certificate Interest Rate for each Accrual Period for each class of Certificates is as follows:

(A)           The Certificate Interest Rate applicable to the Class 1-A-1, Class 1-A-2 and Class A-R Certificates will equal the Pool 1 Net WAC.  The Certificate Interest Rate for the Class 1-A-1, Class 1-A-2 and Class A-R Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 6.113% per annum.

(B)           The Certificate Interest Rate applicable to the Class 2-A-1 and Class 2-A-2 Certificates will equal the Pool 2 Net WAC.  The Certificate Interest Rate for the Class 2-A-1 and Class 2-A-2 Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 6.131% per annum.

           (C)            The Certificate Interest Rate applicable to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will equal the Subordinate Net WAC.  The Certificate Interest Rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates related to the first Distribution Date is expected to be approximately 6.116% per annum.

Distributions of Principal

Distributions of principal will be made from the Available Distribution Amount following the distribution of Interest Distribution Amounts and any Interest Shortfalls to Senior Certificates as provided in the prospectus supplement.

 Concurrently:

(a)	With respect to any Distribution Date, up to the Senior Principal Distribution Amount for Pool 1 sequentially as follows:

(i)	to the Class A-R Certificates, until its Class Principal Amount has been reduced to zero; and

(ii)	to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, based on the Class Principal Amount, until the Class Principal Amount of each such class has been reduced to zero;

(b)
With respect to any Distribution Date, up to the Senior Principal Distribution Amount for Pool 2, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, based on the Class Principal Amount, until the Class Principal Amount of each such class has been reduced to zero;

Senior Principal Distribution Amount: On each Distribution Date, a Mortgage Pool’s Available Distribution Amount remaining after the payment of the applicable Interest Distribution Amount for the related Certificate Group will be distributed as principal on the Senior Certificates of such Certificate Group, up to the related Senior Principal Distribution Amount.  The Senior Principal Distribution Amount will, in part, be based on the Senior Prepayment Percentage for such Distribution Date for such Certificate Group, which generally allocates a disproportionate amount of unscheduled payments of principal to the Senior Certificates of a Certificate Group for the first eleven years beginning with the first Distribution Date.  This will have the effect of accelerating the amortization of such Senior Certificates while, in the absence of Realized Losses, increasing the interest in the principal balance of the Aggregate Pool evidenced by the Subordinate Certificates.  Increasing the interest of the Subordinate Certificates relative to that of the Senior Certificates of a related Certificate Group is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

Allocation of Realized Losses:

If a Realized Loss, other than any Excess Loss, occurs on the Mortgage Loans, then, on each Distribution Date that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Subordinate Certificates, in reverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B-6 Certificates while those Certificates are outstanding, then to the Class B-5 Certificates, and so forth) and second, to the Senior Certificates related to the Mortgage Pool sustaining such losses, pro rata on the basis of their respective Class Principal Amounts, subject to the exceptions described in the second succeeding paragraph.

On each Distribution Date, Excess Losses on each Mortgage Pool will be allocated pro rata among the classes of the related Certificate Group and the Subordinate Certificates as follows: (i) in the case of the Senior Certificates, such Excess Loss will be allocated among the classes in the related Certificate Group pro rata based on their Class Principal Amounts, subject to the exceptions described in the succeeding paragraph and (ii) in the case of the Subordinate Certificates, such Excess Loss will be allocated among the classes of Subordinate Certificates pro rata based on each class’ share of the Apportioned Principal Balance for the related Mortgage Pool; provided, however, on any Distribution Date after the Senior Termination Date, Excess Losses on the Mortgage Loans will be allocated to the Senior Certificates (subject to the exceptions described in the succeeding paragraph) and Subordinate Certificates, pro rata, based upon their respective Class Principal Amounts; provided further, however, on any Distribution Date on and after the Credit Support Depletion Date, any Excess Loss will be allocated pro rata among all classes of Senior Certificates (subject to the exceptions described in the succeeding paragraphs) based on their respective Class Principal Amounts.

Notwithstanding the foregoing, any Realized Losses, including Excess Losses, (i) on the Pool 1 Mortgage Loans that would otherwise be allocated to the Class 1-A-1 Certificates will instead be allocated to the Class 1-A-2 Certificates, until the Class Principal Amount of the Class 1-A-2 Certificates has been reduced to zero, and (ii) on the Pool 2 Mortgage Loans that would otherwise be allocated to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-2 Certificates, until the Class Principal Amount of the Class 2-A-2 Certificates has been reduced to zero.

Summary of Terms

Accrual Period	With respect to any Distribution Date, the calendar month immediately preceding the month in which the related Distribution Date occurs.
Aggregate Pool	Pool 1 and Pool 2 in the aggregate.
Aggregate Subordinate Percentage
With respect to the Aggregate Pool of Mortgage Loans and any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Subordinate Certificates immediately prior to that date, and the denominator of which is the Pool Balance for the Aggregate Pool and such Distribution Date.

Apportioned Principal Balance
With respect to any class of Subordinate Certificates for any Distribution Date, the Class Principal Amount of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Pool Subordinate Amount for that date and the denominator of which is the sum of the Pool Subordinate Amounts (in the aggregate) for the Aggregate Pool.

Available Distribution Amount
With respect to each Mortgage Pool and any Distribution Date (as more fully described in the Pooling and Servicing Agreement), generally, the sum of following amounts:

(1)           all scheduled installments of interest (net of the servicing fees and any prepayment interest excess) and principal collected on the related Mortgage Loans and due during the related Due Period, together with any monthly advances in respect thereof;

(2)           insurance proceeds;

(3)           (a) liquidation proceeds received during the month preceding the month of such Distribution Date and (b) any subsequent recoveries received during the month preceding the month of such Distribution Date with respect to the related Mortgage Loans;

(4)           all partial or full prepayments of principal, together with any accrued interest thereon on the related Mortgage Loans during the related Prepayment Period plus any amounts received from the master servicer or the servicer in respect of Prepayment Interest Shortfalls on such Mortgage Loans;

             (5)           amounts received with respect to such Distribution Date as the purchase price or a price adjustment in respect of a defective mortgage loan in such Mortgage Pool purchased or replaced by the sponsor as of such Distribution Date as a result of a breach of a representation or warranty or a document defect; and

 (6)           amounts received in connection with any optional termination;

minus:

•  with respect to the Mortgage Loans in that Mortgage Pool (or, if not related to the Mortgage Pool, that Mortgage Pool’s pro rata share of), all charges and other amounts payable or reimbursable to the servicer, the master servicer, the securities administrator and the trustee under the Pooling and Servicing Agreement;

•  in the case of paragraphs (2) through (5) above, any related unreimbursed expenses incurred in connection with a liquidation or foreclosure and any related unreimbursed monthly advances or servicing advances due to the Master Servicer or the Servicer;

•  any related unreimbursed monthly advances or servicing advances determined to be nonrecoverable; and

•  in the case of paragraphs (1) through (4) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

Certificate Principal Amount
For any Certificate, its principal amount as of the Closing Date as reduced by all amounts previously distributed on that Certificate in respect of principal and the principal portion of any Realized Losses (including Excess Losses) previously allocated to that Certificate; provided, however, that the Certificate Principal Amount of each class of Certificates to which Realized Losses have been allocated shall be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans in a Mortgage Pool distributed as principal to any related class of Certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Amount of such class of Certificates.  The Certificate Principal Amount of a Subordinate Certificate may be additionally reduced by allocation of any Subordinate Certificate Writedown Amounts to that Certificate.

Class Principal Amount	For each class of Certificates, the aggregate Certificate Principal Amount of the Certificates of that class.
Credit Enhancement
Credit enhancement will be provided by:
•  The subordination of one or more classes of the securities of the series.
•  The preferential allocation of some or all of the principal prepayments and other unscheduled collections on the Mortgage Loans to the Senior Certificates in order to increase the level of subordination of the Subordinate Certificates relative to the Senior Certificates.
•  Limited Cross-Collateralization

Current Interest
For each class of Certificates on any Distribution Date, the amount of interest accrued during the related Accrual Period on the related Class Principal Amount immediately prior to that Distribution Date at the applicable Certificate Interest Rate.

Debt Service Reduction	With respect to any mortgage loan, a reduction in its scheduled monthly payment by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code.
Deficient Valuation
A proceeding under the United States Bankruptcy Code whereby the court may establish the value of the mortgaged property at an amount less than the related outstanding principal balance of the mortgage loan secured by the mortgaged property or may reduce the outstanding principal balance of a mortgage loan.  In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent that the outstanding principal balance of the mortgage loan exceeds the value assigned to the mortgage loan by the bankruptcy court.

Distribution Date	25th day of each month (or the next business day if the 25th is not a business day), commencing in October 2007.
Due Date
For a Mortgage Loan, the date specified in the related mortgage note on which the monthly scheduled payment of interest and principal (or interest only during the applicable interest-only period, if any, following origination) is due, which is the first day of the calendar month in the case of the Mortgage Loans.

Due Period
With respect to a Mortgage Loan and any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

Excess Losses
Special hazard losses in excess of the special hazard loss coverage amount, bankruptcy losses in excess of the bankruptcy loss coverage amount and fraud losses in excess of the related fraud loss coverage amount.

Exchangeable Certificates	Subject to market demand, the Class 1-A-1 and Class 2-A-1 Certificates may include exchangeable combinations
Final Scheduled Distribution Date	The Distribution Date occurring in October 2037.
Forms and Denomination	The Offered Certificates will be issued in book-entry form and in minimum dollar denominations of $100,000, with an additional increment of $1.
Interest Distribution Amount	With respect to each class of Certificates and any Distribution Date, the Current Interest for that class on that Distribution Date as reduced by such class’ share of Net Interest Shortfalls.
Interest Shortfall
With respect to any class of Certificates entitled to interest and any Distribution Date, the amount by which (i) the Interest Distribution Amount for such class on all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to such class on prior Distribution Dates.

Liquidated Mortgage Loan
Generally, a defaulted Mortgage Loan as to which the Mortgage Loan or related REO property has been disposed of and all amounts expected to be recovered in respect of that Mortgage Loan have been received by the Servicer

Mortgage Loans	The conventional, adjustable rate mortgage loans secured by first liens on the mortgaged properties included in the Aggregate Pool in the issuing entity as of the Closing Date.
Mortgage Pool	Pool 1 or Pool 2, as the context requires.
Net Interest Shortfall
With respect to any Distribution Date and any Mortgage Pool, an amount equal to the sum of:

•  any Net Prepayment Interest Shortfalls for that Mortgage Pool and Distribution Date; and

•  Relief Act Reductions and the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that Mortgage Pool as a result of a special hazard loss, fraud loss, debt service reduction or deficient valuation, after the exhaustion of the respective amounts of coverage provided by the related Subordinate Certificates for those types of losses.

Net Mortgage Rate
As to any Mortgage Loan and any Distribution Date, the excess of the Mortgage Rate over the sum of applicable Servicing Fee Rate, Securities Administrator Fee Rate and the rate at which any lender paid mortgage guaranty insurance premiums are calculated, if applicable.

Net Prepayment Interest Shortfalls
With respect to a Mortgage Pool and any Distribution Date, the amount by which a Prepayment Interest Shortfall for the related Prepayment Period exceeds the amount that the master servicer or the servicer is obligated to remit pursuant to the Pooling and Servicing Agreement to cover such shortfall for such Due Period.

Pool 1	The Mortgage Loans consisting of the Pool 1 Mortgage Loans.
Pool 1 Mortgage Loans	The Mortgage Loans included in Pool 1.
Pool 1 Net WAC
As of any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 1 as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances as of that date (after giving effect to principal prepayments in the Prepayment Period related to that Distribution Date).

Pool 2	The Mortgage Loans consisting of the Pool 2 Mortgage Loans.
Pool 2 Mortgage Loans	The Mortgage Loans included in Pool 2.
Pool 2 Net WAC
As of any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 2 as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances as of that date (after giving effect to principal prepayments in the Prepayment Period related to that Distribution Date).

Pool Subordinate Amount
For any Distribution Date and a Mortgage Pool, the excess, if any, of the Stated Principal Balance of the related Mortgage Loans as of the first day of the month preceding the month of that Distribution Date (after giving effect to principal payments in the Prepayment Period that includes that date) over the sum of the Class Principal Amounts of the related Group Certificates immediately before such Distribution Date.

Prepayment Interest Shortfall
With respect to a Mortgage Loan for any Distribution Date the amount by which interest paid by the borrower in connection with a prepayment of principal on that Mortgage Loan during the period beginning on the first day of the related Prepayment Period and ending on the Due Date occurring in such Prepayment Period is less than one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of the Mortgage Loan.

Prepayment Period
With respect to any Distribution Date and any principal prepayment received on a Mortgage Loan, is the period that (a) commences on the 16th calendar day in the month immediately preceding the month in which such Distribution Date occurs and (b) ends on the 15th calendar day in the month in which such Distribution Date occurs. The Prepayment Period for any Distribution Date and any other unscheduled collection of principal received on a Mortgage Loan, is the calendar month preceding the month in which such Distribution Date occurs.

Rating Agencies	Standard & Poor’s (“S&P”) and Fitch Ratings (“Fitch”).
Realized Loss
With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of that Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of liquidation proceeds applied to the principal balance of that Mortgage Loan.  With respect to a Mortgage Loan subject to a Deficient Valuation, the excess of the principal balance of that Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in a Deficient Valuation.  With respect to a Mortgage Loan subject to a Debt Service Reduction, the present value of all monthly Debt Service Reductions, discounted monthly at the applicable Mortgage Rate.

Record Date	With respect to any Distribution Date, the last business day of the month preceding the month of that Distribution Date.
Relief Act	The Servicemembers Civil Relief Act or any similar state law.
Relief Act Reductions
The amount of interest that would otherwise have been received with respect to any Mortgage Loan in such Mortgage Pool which was subject to a reduction in the amount of interest collectible as a result of application of a Relief Act.

Securities Administrator Fee Rate	0.0115% per annum of the Stated Principal Balance of each Mortgage Loan as of the first day of the related collection period.
Senior Percentage
For each Distribution Date and each Mortgage Pool, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the class or classes of Senior Certificates of the related Certificate Group immediately prior to such Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of all Mortgage Loans in the related Mortgage Pool and for such Distribution Date; provided, however, that solely with respect to the Senior Certificates, on any Distribution Date after the Senior Termination Date has occurred, the Senior Percentage of the remaining Senior Certificates is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Amount of such remaining classes of Senior Certificates immediately prior to such date and the denominator of which is the aggregate Class Principal Amount of all the Senior Certificates and the Subordinate Certificates, immediately prior to such date.

Senior Prepayment Percentage
With respect to any Mortgage Pool and any Distribution Date:
•  occurring before October 2014, 100%;
•  occurring in or after October 2014 but before October 2015, the related Senior Percentage plus 70% of the related Subordinate Percentage for that date;
•  occurring in or after October 2015 but before October 2016, the related Senior Percentage plus 60% of the related Subordinate Percentage for that date;
•  occurring in or after October 2016 but before October 2017, the related Senior Percentage plus 40% of the related Subordinate Percentage for that date;
•  occurring in or after October 2017 but before October 2018, the related Senior Percentage plus 20% of the related Subordinate Percentage for that date; or
•  occurring in October 2018 or thereafter, the related Senior Percentage for that date.

Notwithstanding the foregoing: (i) no decrease in the Senior Prepayment Percentage for any Mortgage Pool will occur as described above unless the Step-Down Test is satisfied with respect to each Mortgage Pool on such Distribution Date, (ii) if, on any Distribution Date, the Senior Percentage for a Mortgage Pool exceeds the related Senior Percentage on the Closing Date, in which case the Senior Prepayment Percentage for all Mortgage Pools for that Distribution Date will equal 100%, (iii) if the Two Times Test is met on any Distribution Date on or prior to the Distribution Date in September 2010, in which case the Senior Prepayment Percentage for each Mortgage Pool will equal the related Senior Percentage plus 50% of the related Subordinate Percentage for such Distribution Date, (iv) if the Two Times Test is met on any Distribution Date on or after the Distribution Date in October 2010, in which case the Senior Prepayment Percentage for each Mortgage Pool will equal the related Senior Percentage for such Distribution Date and (v) if on any Distribution Date the allocation to the related Senior Certificates then entitled to distributions of principal of related full and partial principal prepayments and other amounts in the percentage required above would reduce the sum of the Class Principal Amounts of those Certificates below zero, the distribution to the class or classes of Certificates of the related Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Amounts to zero.

Senior Termination Date	The date on which the aggregate Class Principal Amount of the Senior Certificates related to a Mortgage Pool is reduced to zero.
Servicing Fee Rate	0.25% per annum of the Stated Principal Balance of each Mortgage Loan as of the first day of the related collection period.
Stated Principal Balance
For a Mortgage Loan at any Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous principal prepayments and liquidation proceeds allocable to principal and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related mortgagor and any Deficient Valuation.

Step-Down Test
No decrease in the related Senior Prepayment Percentage with respect to any Mortgage Pool or Distribution Date will occur unless both of the step down conditions listed below are satisfied:
•  the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the Issuing Entity and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (i) if such date is on or prior to the Senior Termination Date, the related Pool Subordinated Amount, or (ii) if such date is after the Senior Termination Date, the aggregate Class Principal Amount on such Distribution Date (without giving effect to any payments on such Distribution Date) of the Subordinated Certificates, does not equal or exceed 50%, and

•  cumulative Realized Losses on the Mortgage Loans do not exceed

     (a)  for each Distribution Date occurring in the period from October 2014 to September 2015,   30% of the original related Pool Subordinate  Amount;
     (b)  for each Distribution Date occurring in the period from October 2015 to September 2016  35% of the original related Pool Subordinate Amount;
     (c)  for each Distribution Date occurring in the period from October 2016 to September 2017, 40% of the original related Pool Subordinate Amount;
     (d)  for each Distribution Date occurring in the period from October 2017 to September 2018, 45%  of the original related Pool Subordinate Amount; and
     (e)  for the Distribution Date in October 2018 and thereafter, 50% of the original related Pool Subordinate Amount.

Subordinated Net WAC
As of any Distribution Date, the weighted average of the Pool 1 Net WAC and Pool 2 Net WAC, in each case weighted on the basis of the Pool Subordinate Amounts for Pool 1 and Pool 2, respectively, for such Distribution Date.

Subordinate Percentage
With respect to each Mortgage Pool and each distribution date 100% minus the related Senior Percentage for such Mortgage Pool on such Distribution Date; provided, however, on any Distribution Date after the occurrence of the Senior Termination Date, the Subordinate Percentage will represent the entire interest of the Subordinate Certificates in the Mortgage Loans and will be equal to the difference between 100% and the Senior Percentage related to all the Mortgage Loans for such Distribution Date.

Two Times Test
The Two Times Test will be met with respect to each Mortgage Pool if (x) on or prior to the Distribution Date in September 2010, (i) the Aggregate Subordinate Percentage for the Subordinate Certificates is at least two times the Aggregate Subordinate Percentage as of the Closing Date, (ii) the condition described in clause first of the definition of “Step-Down Test” is satisfied with respect to each Mortgage Pool and (iii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed 20% of the aggregate Class Principal Amount of the Subordinate Certificates as of the Closing Date or (y) on or after the Distribution Date in October 2010 (i) the Aggregate Subordinate Percentage for the Subordinate Certificates is at least two times such Aggregate Subordinate Percentage as of the Closing Date, (ii) the condition described in clause first of the definition of “Step-Down Test” is satisfied with respect to each Mortgage Pool and (iii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed 30% of the aggregate Class Principal Amount of the Subordinate Certificates as of the Closing Date.

Sensitivity Analysis

Weighted Average Lives and Principal Payment Windows at Various Prepayment Speeds (to maturity)(1)

Prepayment Speed	0% CPB	10% CPB	20%CPB	25%CPB	30% CPB	40% CPB	50% CPB
Class 1-A-1/1-A-2
WAL (yrs)	4.54	3.57	2.79	2.47	2.18	1.70	1.32
Principal Window (months)	1 - 59	1 - 59	1 - 59	1 - 59	1 - 59	1 - 59	1 - 59
Class 2-A-1/2-A-2
WAL (yrs)	6.56	4.65	3.34	2.85	2.44	1.81	1.36
Principal Window (months)	1 - 83	1 - 83	1 - 83	1 - 83	1 - 83	1 - 83	1 - 83

 (1)   6 Month LIBOR is at all times equal to 5.572%

 THE ORIGINATOR, SPONSOR AND SERVICER

The information under this heading “The Originator, Sponsor and Servicer” has been provided by Flagstar Bank, FSB.

General

All of the Mortgage Loans were originated or acquired by Flagstar Bank, FSB (referred to as “Flagstar,” the “originator” or the “sponsor”).  The Mortgage Loans were acquired by the seller from the sponsor.  The Mortgage Loans were underwritten substantially in accordance with the underwriting criteria specified under “—Underwriting Guidelines” in the prospectus supplement.  Flagstar also acts as the servicer of the Mortgage Loans (referred to as the “servicer”).

Flagstar is a federally-chartered stock savings bank.  Flagstar is a member of the Federal Home Loan Bank of Indianapolis and is subject to regulation, examination and supervision by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation.  Flagstar is a wholly-owned subsidiary of Flagstar Bancorp, Inc., a Michigan-based savings and loan holding company, the common shares of which are listed on the New York Stock Exchange.  Flagstar’s principal executive offices are located at 5151 Corporate Drive, Troy, Michigan 48098.

As a federal savings bank, Flagstar collects deposits from the general public and local government agencies at over 150 banking centers located throughout Michigan, Indiana and Georgia and, invests those funds, together with wholesale deposits and advances from the Federal Home Loan Bank of Indianapolis and other funding sources, in a variety of consumer and commercial loan products offered to the general public. Flagstar’s primary investment vehicle is single-family mortgage loans originated or acquired by its home lending group.

Flagstar has been originating residential mortgage loans since its formation in 1987. Flagstar originates loans through its network of home loan centers and banking centers located in Michigan, Indiana and Georgia and its national call center located at corporate headquarters in Troy, Michigan.  Additionally, Flagstar acquires rights to mortgage loans from unaffiliated mortgage brokerage companies through broker and correspondent transactions. In a broker transaction, the broker completes all of the loan paperwork and Flagstar funds the loan. In a correspondent transaction, Flagstar will purchase the loan after a correspondent has completed all of the loan paperwork and has funded the loan.  The mortgages originated through the unaffiliated mortgage brokerage companies and correspondents are underwritten in conformity with Flagstar’s underwriting guidelines, as more fully described in the prospectus supplement under “—Underwriting Guidelines”.

Flagstar has sold, either directly or, after May 2006, through FCMC, a majority of the mortgage loans that it acquires or originates in the secondary market on a servicing retained basis by securitizing the mortgage loans into either mortgage-backed securities issued through FNMA, FHLMC and GNMA or through private securitization transactions.  Flagstar has been involved in four private securitizations of mortgage loans since 2005 and numerous agency securitizations since its formation.  This is Flagstar’s first public securitization.  Flagstar reviews the structure of its non-agency securitizations and discusses the structure with the related underwriters.  Mortgage loans that are not securitized are sold on a whole loan basis or retained in (unless it sells these servicing rights) Flagstar’s (or FCMC’s) investment portfolio.  Flagstar acts as the servicer for the mortgage loans in its private and agency securitizations and will act as the servicer for the Mortgage Loans.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, Flagstar’s residential mortgage loan production for the periods indicated.

Consolidated Mortgage Loan Production
(dollars in thousands, except average loan amount)

	2002	2003	2004	2005	2006
Conventional Loans
Number of Loans	259,541	325,516	177,170	132,006	83,399
Volume of Loans	40,102,762	52,162,066	30,098,619	23,873,964	15,850,066
Percent of Total Dollar Volume	93.3%	93.0%	90.9%	89.5%	89.3%
Government Loans
Number of Loans	5,268	8,399	6,603	5,859	4,940
Volume of Loans	584,978	933,976	733,832	701,211	647,145
Percent of Total Dollar Volume	1.4%	1.7%	2.2%	2.6%	5.2%
Jumbo Loans
Number of Loans	3,589	4,938	5,238	3,299	405
Volume of Loans	1,536,826	2,196,587	2,280,483	1,457,006	191,131
Percent of Total Dollar Volume	3.6%	3.9%	6.9%	5.5%	1.08%
Non-Conforming Loans
Number of Loans	4,142	2,469	7	2,220	3,149
Volume of Loans	762,139	765,214	999	646,604	1,060,469
Percent of Total Dollar Volume	1.8%	1.4%	0.0%	2.4%	3.3%
Total Loans
Number of Loans	272,540	341,322	189,018	143,384	91,893
Volume of Loans	42,986,704	56,058,113	33,113,932	26,678,784	17,748,811
Average Loan Amount	158	164	175	186	193
Non-Purchase Transactions	80%	85%	60%	55%	50%

For purposes of the table set forth above, the following terms have the following meanings:

Conventional Loans: prime credit quality, conventional, first-lien mortgage loans that qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

Government Loans:  loans that are insured by the Federal Housing Administration (“FHA”) or private mortgage insurance companies under Michigan State Housing Development Authority programs or guaranteed by the Department of Veterans’ Affairs (“VA”) or Guaranteed Rural Housing.

Jumbo Loans:  loans for primary and secondary residences that are in an amount above the industry-standard definition of conventional conforming loan limits requiring full documentation or the documentation allowable by Fannie Mae’s Desktop Underwriter (“DU”) or Freddie Mac’s Loan Prospector (“LP”) guidelines and interest only loans for primary and secondary residences that are in an amount above the industry-standard definition of conventional conforming loan limits originated under other documentation programs.

Non-Conforming Loans: prime credit quality, conventional, first-lien mortgage loans that do not qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

Servicing

Flagstar has been servicing mortgage loans since 1987 when it began originating mortgage loans.  Flagstar is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA.  Flagstar’s servicing portfolio consists mainly of loans held for investment (directly or indirectly) or loans sold in agency or private securitizations, and to a lesser extent, mortgage loans sold to others and subserviced on in interim basis.  Generally, Flagstar does not retain servicing on the mortgage loans sold to third parties in whole loan sales for cash.

Flagstar has in the past and may in the future sell a portion of its portfolio of loan servicing rights.

At June 30, 2007, Flagstar serviced $21.5 billion of fixed and adjustable-rate mortgage loans, including home equity loans, for others, as well as $7.7 billion in its investment portfolio (which does not include loans available for sale).

As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and December 31, 2006, Flagstar provided servicing for fixed and adjustable-rate mortgage loans, including home equity loans, with an aggregate principal balance of approximately $21.6 billion, $30.4 billion, $21.4 billion, $29.6 billion and $15.0 billion, respectively, substantially all of which were being serviced for unaffiliated persons (which does not include investment portfolio and loans available for sale).

Collections, Delinquencies and Foreclosure

Servicing by Flagstar includes collecting and remitting mortgage loan payments, accounting for principal and interest, contacting delinquent borrowers, managing borrower defaults, holding custodial and escrow funds for payment of property taxes and insurance premiums, counseling or otherwise working with delinquent borrowers, supervising foreclosures and property dispositions and generally administering the loans. There have been no material changes to the servicer’s policies or procedures during the past three years.

Billing statements with respect to mortgage loans are mailed monthly by Flagstar.  The statement details all debits and credits and specifies the payment due.  Notice of changes in the applicable loan rate are provided by Flagstar to the mortgagor with these statements on a special notification form.

Pursuant to Flagstar’s servicing procedures, Flagstar generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 75 days past due (three payments due but not received) and, generally within 30 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property.  Foreclosure proceedings may be terminated if the delinquency is cured.

Once foreclosure is initiated by Flagstar, a foreclosure tracking system is used to monitor the progress of the proceedings.  During the foreclosure proceeding, Flagstar determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Flagstar. After foreclosure, Flagstar may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Flagstar’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

Underwriting Guidelines

Flagstar believes that its underwriting process, which relies on the electronic submission of data and images, allows for underwriting at a higher level of accuracy and timeliness than exists with processes that rely on paper submissions.  Flagstar also provides its underwriters with integrated quality control tools, such as AVMs, appraisal reviews, fraud detection reports and access to IRS Form 4506 Ts to ensure underwriters have the information that they need to make informed decisions.  The process begins with the submission of an electronic submission of an electronic application and an initial determination of eligibility.  Application and required documents are then faxed or uploaded to Flagstar’s paperless file manager. The underwriter is responsible for checking the data integrity and reviewing credit. The file is then reviewed in accordance with the applicable guidelines established by Flagstar for the particular product.

The Flagstar’s underwriting guidelines generally follow Fannie Mae’s Desktop Underwriter (DU) or Freddie Mac’s Loan Prospector (LP) guidelines for loans with an original principal balance of up to $1,000,000, and standard Fannie Mae/Freddie Mac guidelines for loans with an original principal balance of $1,000,001-$2,000,000, and are designed to evaluate the applicant’s ability to repay the loan, their prior credit history, and availability of funds required for closing and cash reserves, as well as to evaluate the acceptability of the property to be mortgaged as collateral.  Flagstar’s underwriting guidelines are updated on a regular basis to reflect changes required for new or existing mortgage loan products, and to maintain or enhance the suitability of Flagstar’s loan products to its customers, and to investors in residential mortgage loans and as a result not all mortgage loans in the closing date pool were underwritten using the current underwriting guidelines.

The underwriting guidelines provide for varying levels of documentation. For all documentation programs, the borrower is required to provide an authorization to apply for a credit report that summarizes the borrower’s credit history with merchants and lenders and any record of bankruptcy.

For fully documented mortgage loans, such as the “full documentation” program, a prospective borrower is required to provide employment, income and asset information. This information may include tax returns if they are self-employed or received income from dividends and interest, rental properties or other income, which can be verified via tax returns. In addition, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of a pay stub and a W-2. Or, income may be verified via a traditional VOE.  Assets if required for the loan transaction are verified in the form of a VOD or bank statements.

The underwriting guidelines also provide that mortgage loans may be originated under the “stated income” program, a no income verification program for self-employed borrowers and salaried borrowers. For these transactions, the borrower still states their employer and income level. The underwriter then confirms the borrower’s current position via a third party, a two year history of her/his employment, and that the income is reasonable for the profession. Flagstar has both a SIVA and SISA program, whereas the assets are not verified under the SISA but they are stated on the loan application.

Under either the full documentation program or the stated income programs, borrowers are required to have a minimum credit score that varies based on the property type, the loan-to value ratio and the maximum loan amount.

Additionally, the Mortgage Loans in the Aggregate Pool are generally originated with a maximum total monthly debt-to-income ratio of 50%, although variances are permitted based on compensating factors or specific program guidelines. There can be no assurance that the loan-to-value ratio or the debt-to-income ratio for any mortgage loans will not increase from the levels established at origination.

Flagstar’s use of standardized underwriting guidelines does not imply that each specific criterion was satisfied individually. Flagstar will consider a mortgage loan to be originated in accordance with a given set of guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with Flagstar’s underwriting guidelines. Even if one or more specific criteria included in the Flagstar’s underwriting guidelines were not satisfied, if other factors compensated for the standards that were not satisfied, the mortgage loan may be considered to be in substantial compliance with the Flagstar’s underwriting guidelines.

Conformity with the underwriting guidelines will vary depending on a number of factors relating to the specific mortgage loan, including the principal amount or credit limit, the loan-to-value ratio, the loan type or loan program, and the applicable credit score of the related borrower used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to Flagstar. Credit scores are used as a “tool” to analyze a borrower’s credit. Generally, credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the mortgage loans may be originated may provide that qualification for the loan, the level of review of the loan’s documentation, or the availability of certain loan features, such as maximum loan amount, maximum loan-to-value ratio, property type and use, and documentation level, may depend on the borrower’s credit score.

Flagstar requires that the applicant’s sources of income have the probability of continuing and are adequate to support the loan terms requested.  The underwriter, assisted by Fannie Mae’s DU or Freddie Mac’s LP system for loans with an original principal balance of up to $1,000,000, will review the applicant’s history of receiving stable income from employment or other verifiable sources, as well as evaluating the likelihood that the income will continue to be received in the foreseeable future.  Emphasis is on the continuity of stable income, and an applicant who has changed jobs frequently, and has been able to earn consistent and predictable income may also be acceptable for underwriting approval.

The underwriter will also review the application to evaluate whether the applicant has sufficient liquid assets available for down payment, closing costs and cash reserves, if required.

As an integral part of the underwriting review, the underwriter will evaluate the intent and willingness of an applicant to repay the mortgage loan in a timely manner, again assisted by Fannie Mae’s DU or Freddie Mac’s LP system for loans with an original principal balance of up to $1,000,000.  In general, the intent is evaluated based on the applicant’s past credit performance.  Flagstar utilizes credit scoring provided by credit reporting agencies to assist in the analysis of an applicant’s credit history. Flagstar may also consider a mortgage/rent payment history, in addition to the applicant’s credit history and credit scoring as maintained at credit reporting agencies.

In assessing a prospective borrower’s creditworthiness, Flagstar may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history.  FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan.  FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  Under Flagstar’s underwriting guidelines, the minimum FICO Credit Score is 620, but under Flagstar’s underwriting guidelines, borrowers purchasing mortgage loans with higher LTV ratios and higher balances are generally required to possess higher FICO Credit Scores, and may in certain circumstances have lower FICO Credit Scores.

In order to determine the marketability of a property, a property valuation must be obtained from a Flagstar-approved appraiser for all loans.  An appraisal may be made of the mortgaged property securing each mortgage loan. The appraisal may be either a full appraisal, a drive-by appraisal, a Fannie Mae PIW, a Freddie Mac PIA. Appraisals may be performed by appraisers independent from or affiliated with Flagstar or its respective affiliates. Appraisals, however, will not establish that the mortgaged properties provide assurance of repayment of the mortgage loans. See “Risk Factors—Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Certificates” in the prospectus supplement. If a full appraisal is required, the appraiser may be required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. If a drive-by appraisal is required, the appraiser is only required to perform an exterior inspection of the property. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements.

Each appraisal is required to be dated no more than 180 days (for new construction) or 120 days (for existing construction) prior to the date of the mortgage note; provided, that depending on the credit limit for that mortgage loan, an earlier appraisal may be utilized, provided that a recertification is obtained, if that appraisal was made not earlier than one year prior to the date of the mortgage note. Generally, when available an AVM is used for quality control purposes to confirm an accurate value for loans with a CLTV in excess of 65%. AVMs are available in approximately 80% of the cases.

Generally, for loans greater than $1,000,000 ($1,500,000 in California), two appraisals will be required from two different approved appraisers.  The loan-to-value (LTV) ratio is then based upon the lower of the two appraisals.  Eligible properties include one- to four-family properties, attached and detached condominiums and planned unit developments, for use as the prospective borrower’s primary residence or second home, or as a non-owner occupied investment property.

Flagstar offers loan amounts up to $5,000,000 for the purchase, rate/term refinance or cash-out refinance of the applicant’s primary residence or the applicant’s second home, and up to $1,500,000 for the applicant’s non-owner occupied investment property.  Rate/term refinance mortgages may include in the new mortgage balance the payoff of any existing first lien mortgage balance, all closing costs and prepaid items, and any cash back to the prospective borrower that does not exceed the lesser of 2% of the new mortgage amount or $2,000.  The maximum loan-to-value ratio is 100% for purchase and rate/term refinances, and 90% for cash-out refinances.  Generally, cash-out to the prospective borrower on any loan is limited to $500,000 (and in some circumstances, $1,000,000).

Under this program, Flagstar may provide secondary financing to an applicant contemporaneously with the origination of the first mortgage loan but, generally, only if the first mortgage loan-to-value ratio does not exceed 90% and the combined loan-to-value (CLTV) ratio does not exceed 95%.  Secondary financing by a lender other than Flagstar is not prohibited but the terms of such financing are subject to review by Flagstar and may not exceed LTV and CLTV requirements.

Flagstar requires title insurance on all of its mortgage loans secured by first liens on real property. Flagstar also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.
Once all applicable employment, asset, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower’s monthly obligations on the proposed mortgage loan and other expenses related to the home, such as property taxes and hazard insurance, and other financial obligations. The mortgage loans do not provide for negative amortization.

The underwriting guidelines may be varied for certain refinance transactions. Limited or reduced documentation refinances generally compensate for increased credit risk by placing greater emphasis on the borrower’s payment history. Generally, in order to be eligible for a limited or reduced documentation refinance, a borrower must be an existing customer of Flagstar, have a good credit history and stable employment and the mortgage loan must demonstrate other compensating factors, such as a relatively low loan-to-value ratio or other favorable underwriting factors.

STATIC POOL INFORMATION

Current and available static pool information with respect to mortgage loans originated or purchased by Flagstar that consist of hybrid, adjustable rate conventional mortgage loans that were not sold in agency securitizations is referred to as the “static pool information.” The static pool information presents data regarding mortgage loans that are fixed for a period of three, five, seven or ten years and adjust annually thereafter. The static pool information consists of summary pool information as of the date indicated. Each of the mortgage loans identified in the static pool information may have been influenced by factors beyond the sponsor’s control, such as housing prices, market interest rates and other macro-economic conditions. The performance of the mortgage loans consisting of the static pool information may not be indicative of the future performance of the Mortgage Loans. There can be no assurance that the delinquency, loss and prepayment experience set forth in the static pool information will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

The delinquency data available as part of the static pool information was calculated according to the MBA Method.  As used in the static pool information, a loan is included in the “30 Days Count” when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly scheduled due date; in the “60 Days Count” when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the second following monthly scheduled due date; and so on. The determination as to whether a mortgage loan falls into these categories is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

The depositor will make available the sponsor’s material static pool information as required under the SEC’s rules and regulations.  The static pool data will be made available by the depositor via the link disclosed in the prospectus supplement. The static pool information includes (i) information about the original characteristics of mortgage loans originated by the sponsor in each of the past five vintage origination years and (ii) delinquency, loss and prepayment information about the mortgage loans originated by the sponsor in each such vintage origination year. The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to any mortgage loans originated or purchased prior to January 1, 2006.

THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as Master Servicer and Securities Administrator under the Pooling and Servicing Agreement.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $540 billion in assets, and 158,000 employees as of June 30, 2007, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The Depositor, the Sponsor and the Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period.  The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function.  The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included as assets of the Issuing Entity.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Master Servicer

Wells Fargo Bank acts as Master Servicer pursuant to the Pooling and Servicing Agreement.  The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the Servicer under the terms of the Pooling and Servicing Agreement.  In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicer.  The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the Pooling and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the issuing entity against the Servicer.  Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995.  As of June 30, 2007, Wells Fargo Bank was acting as Master Servicer for approximately 1,646 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $846,202,000,000.

Wells Fargo Bank serves or may have served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included as assets of the Issuing Entity.  The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

Securities Administrator

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Securities Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of June 30, 2007, Wells Fargo Bank was acting as securities administrator with respect to more than $1,112,082,000,000 of outstanding residential mortgage-backed securities.

THE TRUSTEE

U.S. Bank National Association (“U.S. Bank”) will act as Trustee.   U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $223 billion as of June 30, 2007.  As of June 30, 2007, U.S. Bancorp served approximately 14.2 million customers, operated 2,499 branch offices in 24 states and had over 50,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities.  The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 60 Livingston Avenue, Mailcode: EP-MN-WS3D, St. Paul, Minnesota 55107-2232.

U.S. Bank has provided corporate trust services since 1924.  As of June 30, 2007, U.S. Bank was acting as trustee with respect to over 85,000 issuances of securities with an aggregate outstanding principal balance of over $2.3 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of June 30, 2007, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 1,039 issuances of prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $457,390,000,000.

In the event of a default by the Master Servicer under the Pooling and Servicing Agreement of which a responsible officer of the Trustee has actual knowledge that has not been remedied, either the Trustee or holders of Certificates evidencing at least 50% of the voting rights will have the right to terminate the Master Servicer.  If the Master Servicer is terminated, or the Master Servicer resigns, the Trustee will become the successor Master Servicer.  However, if the Trustee is unwilling or unable to act as successor Master Servicer, it may appoint, or petition a court to appoint, a successor master servicer.

The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee.  The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes incapable of acting under the Pooling and Servicing Agreement or insolvent.  The Trustee may also be removed at any time by the Certificateholders evidencing not less than 50% of the voting rights evidenced by the Certificates.  In such circumstances, the Depositor will also be obligated to appoint a successor Trustee.  Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.  Any expenses associated with the resignation or removal of the Trustee and the appointment of a successor will generally be paid by the Depositor.

The Trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of Certificates and may transact business with other interested parties with the same rights as it would have if it were not Trustee.

The Trustee will not be liable under the Pooling and Servicing Agreement or the Trust Agreement:

•	expect for the performance of such duties and obligations as are specifically set forth in the Pooling and Servicing Agreement or the Trust Agreement;

•
for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement or the Trust Agreement; or

•
for any action taken or omitted by it in good faith in accordance with the direction of holders of Certificates evidencing at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to such Trustee, or relating to the exercise of any trust or power conferred upon the Trustee under the Pooling and Servicing Agreement or the Trust Agreement.

In the absence of bad faith, the Trustee may conclusively rely upon any certificates or opinions of counsel furnished to the Trustee under the Pooling and Servicing Agreement.  Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by the Trustee in good faith and in accordance with such opinion of counsel.  The Trustee will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to a responsible officer of the Trustee or unless a responsible officer of the Trustee has received written notice thereof.

The Trustee will be paid an annual fee by the Securities Administrator from its Securities Administrator Fee.  The Trustee will also be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to payment of any amounts to Certificateholders.

Aggregate Mortgage Loan Statistics

All Collateral Statistics set forth in the tables below and in the proceeding pages are approximate and subject to change based on final collateral

Original Principal Balance (1)
Range of Original Principal Balance ($)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
400,000.01-500,000.00	346	$160,342,543.00	21.28%	6.397%	719	73.81%	74.82%	2.250%	11.397%	58
500,000.01-600,000.00	348	191,352,540.95	25.40	6.388	724	73.34	74.51	2.251	11.388	59
600,000.01-700,000.00	182	116,240,806.62	15.43	6.361	728	73.09	73.35	2.250	11.361	59
700,000.01-800,000.00	91	67,745,423.72	8.99	6.323	733	70.39	70.98	2.250	11.323	60
800,000.01-900,000.00	60	50,904,691.56	6.76	6.394	719	72.61	72.61	2.250	11.394	59
900,000.01-100,0000.00	76	73,677,153.48	9.78	6.382	718	68.98	68.98	2.250	11.382	60
1,000,000.01-1,100,000.00	11	11,646,413.11	1.55	6.084	761	63.73	63.73	2.250	11.084	61
1,100,000.01-1,200,000.00	9	10,543,260.78	1.40	6.696	773	64.80	64.80	2.278	11.696	59
1,200,000.01-1,300,000.00	8	10,118,894.64	1.34	6.400	742	69.22	69.22	2.250	11.400	66
1,300,000.01-1,400,000.00	9	12,047,005.00	1.60	6.211	735	67.98	67.98	2.250	11.211	60
1,400,000.01-1,500,000.00	12	17,796,513.98	2.36	6.323	763	65.67	65.67	2.271	11.323	58
1,500,000.01-2,000,000.00	10	18,708,377.18	2.48	6.357	773	60.72	60.72	2.250	11.357	66
2,000,000.01-2,500,000.00	4	9,412,989.37	1.25	6.474	758	65.51	65.51	2.250	11.474	60
2,500,000.01-3,000,000.00	1	2,924,966.35	0.39	6.875	742	79.46	79.46	2.250	11.875	54
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

(1) As of the Cut-off Date, the average Original Principal Balance of the Mortgage Loans in the Aggregate Pool is expected to be approximately $647,973.

Cut-off Date Stated Principal Balance (1)
Range of Cut-Off Date Stated Principal Balances ($)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
100,000.01-200,000.00	1	$146,000.00	0.02%	6.375%	792	75.14%	75.14%	2.250%	11.375%	55
200,000.01-300,000.00	1	239,920.00	0.03	7.250	746	80.00	80.00	2.250	12.250	53
300,000.01-400,000.00	1	345,878.12	0.05	6.250	769	75.00	75.00	2.250	11.250	58
400,000.01-500,000.00	347	160,781,811.92	21.34	6.397	719	73.75	74.75	2.250	11.397	58
500,000.01-600,000.00	349	191,855,740.95	25.46	6.387	724	73.35	74.52	2.251	11.387	59
600,000.01-700,000.00	180	116,299,917.70	15.44	6.359	728	73.01	73.28	2.250	11.359	59
700,000.01-800,000.00	90	67,495,045.60	8.96	6.326	733	70.33	70.92	2.250	11.326	60
800,000.01-900,000.00	59	50,306,691.56	6.68	6.388	720	71.94	71.94	2.250	11.388	58
900,000.01-100,0000.00	75	72,792,153.48	9.66	6.387	717	69.60	69.60	2.250	11.387	60
1,000,000.01-1,100,000.00	11	11,646,413.11	1.55	6.084	761	63.73	63.73	2.250	11.084	61
1,100,000.01-1,200,000.00	9	10,543,260.78	1.40	6.696	773	64.80	64.80	2.278	11.696	59
1,200,000.01-1,300,000.00	8	10,118,894.64	1.34	6.400	742	69.22	69.22	2.250	11.400	66
1,300,000.01-1,400,000.00	9	12,047,005.00	1.60	6.211	735	67.98	67.98	2.250	11.211	60
1,400,000.01-1,500,000.00	12	17,796,513.98	2.36	6.323	763	65.67	65.67	2.271	11.323	58
1,500,000.01-2,000,000.00	10	18,708,377.18	2.48	6.357	773	60.72	60.72	2.250	11.357	66
2,000,000.01-2,500,000.00	4	9,412,989.37	1.25	6.474	758	65.51	65.51	2.250	11.474	60
2,500,000.01-3,000,000.00	1	2,924,966.35	0.39	6.875	742	79.46	79.46	2.250	11.875	54
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

(1)  As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in the Aggregate Pool is expected to be approximately $645,640.

Current Mortgage Rates (1)
Range of Current Mortgage Rates (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
4.001-4.500	1	$620,000.00	0.08%	4.500%	798	80.00%	80.00%	2.250%	9.500%	56
4.501-5.000	1	461,200.00	0.06	4.625	730	79.99	79.99	2.250	9.625	82
5.001-5.500	5	3,015,360.00	0.40	5.405	755	77.64	77.64	2.250	10.405	70
5.501-6.000	189	124,690,076.19	16.55	5.930	735	69.83	69.96	2.253	10.930	58
6.001-6.500	662	426,197,747.39	56.57	6.312	728	71.73	72.25	2.250	11.312	60
6.501-7.000	275	176,872,842.55	23.47	6.756	722	72.42	73.36	2.251	11.756	59
7.001-7.500	27	16,263,453.61	2.16	7.228	706	74.32	77.51	2.250	12.228	58
7.501-8.000	6	4,840,900.00	0.64	7.848	740	73.69	73.69	2.311	12.848	69
8.001-8.500	1	500,000.00	0.07	8.125	779	76.65	76.65	2.250	13.125	59
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

(1)  As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in the Aggregate Pool is expected to be approximately 6.377%.

Original Term (Months)
Original Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
360	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

Remaining Term to Maturity (1)
Range of Remaining Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
346-350	128	$85,036,506.62	11.29%	6.474%	727	71.55%	71.61%	2.253%	11.474%	54
351-355	403	259,812,646.99	34.48	6.316	729	72.20	72.45	2.253	11.316	57
356-360	636	408,612,426.13	54.23	6.396	727	71.38	72.32	2.250	11.396	62
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

(1)  As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in the Aggregate Pool is expected to be approximately 355 months.

Age
Age (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	38	$25,925,066.25	3.44%	6.744%	740	70.36%	71.01%	2.250%	11.744%	63
1	108	69,121,092.64	9.17	6.464	717	70.05	73.06	2.250	11.464	65
2	178	108,183,353.56	14.36	6.369	729	73.06	73.70	2.250	11.369	64
3	174	115,417,469.25	15.32	6.351	726	70.91	71.41	2.250	11.351	62
4	138	89,965,444.43	11.94	6.335	731	71.29	71.66	2.250	11.335	59
5	92	58,117,585.99	7.71	6.280	733	72.10	72.51	2.256	11.280	59
6	76	52,798,505.04	7.01	6.392	729	73.31	73.80	2.256	11.392	56
7	81	51,681,914.72	6.86	6.271	725	73.22	73.45	2.250	11.271	56
8	80	49,161,939.35	6.52	6.330	729	71.49	71.49	2.250	11.330	55
9	74	48,052,701.89	6.38	6.311	728	70.73	70.82	2.250	11.311	55
10	59	38,701,085.53	5.14	6.339	719	72.27	72.27	2.250	11.339	54
11	50	33,607,402.11	4.46	6.601	735	71.50	71.64	2.250	11.601	54
12	19	12,728,018.98	1.69	6.549	730	69.49	69.49	2.268	11.549	51
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

Credit Score (1)
Range of Credit Score	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
601-620	2	$1,120,310.00	0.15%	6.571%	619	61.88%	75.75%	2.250%	11.571%	59
621-640	20	11,471,182.21	1.52	6.386	630	68.85	69.23	2.250	11.386	60
641-660	40	21,890,857.69	2.91	6.467	652	70.47	71.20	2.260	11.467	58
661-680	161	97,870,207.39	12.99	6.455	671	71.43	72.37	2.250	11.455	61
681-700	160	100,423,816.02	13.33	6.382	690	73.04	73.42	2.250	11.382	59
701-720	162	99,446,612.17	13.20	6.428	710	72.13	73.16	2.253	11.428	58
721-740	155	99,882,529.21	13.26	6.362	730	73.81	74.57	2.250	11.362	60
741-760	172	118,472,197.45	15.72	6.369	750	72.03	72.59	2.250	11.369	59
761-780	149	101,064,079.46	13.41	6.303	771	69.56	69.80	2.254	11.303	59
781-800	107	71,028,924.20	9.43	6.290	789	72.17	72.46	2.250	11.290	59
801-820	39	30,790,863.94	4.09	6.407	807	66.46	66.46	2.250	11.407	60
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

(1)  As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in the Aggregate Pool is expected to be approximately 728.

Original Loan-To-Value Ratios(1)
Range of Original Loan-To-Value Ratios (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
10.01-20.00	3	$2,286,000.00	0.30%	6.131%	713	18.01%	18.01%	2.250%	11.131%	55
20.01-30.00	3	2,469,000.00	0.33	6.216	752	24.98	24.98	2.250	11.216	57
30.01-40.00	10	6,532,505.75	0.87	6.311	759	35.97	35.97	2.250	11.311	57
40.01-50.00	33	25,446,624.79	3.38	6.323	733	45.46	45.46	2.250	11.323	66
50.01-60.00	72	49,535,731.87	6.57	6.314	732	56.12	56.12	2.250	11.314	59
60.01-70.00	217	167,221,436.98	22.19	6.371	730	66.14	66.14	2.254	11.371	59
70.01-75.00	223	147,809,105.35	19.62	6.413	724	73.90	73.90	2.252	11.413	59
75.01-80.00	570	333,224,610.14	44.23	6.373	728	79.46	79.46	2.250	11.373	59
80.01-85.00	7	3,376,534.89	0.45	6.443	716	72.59	84.23	2.250	11.443	55
85.01-90.00	10	5,154,966.74	0.68	6.512	713	66.90	89.19	2.250	11.512	57
90.01-95.00	17	9,260,075.13	1.23	6.617	704	66.00	94.29	2.250	11.617	60
95.01-100.00	2	1,144,988.10	0.15	6.632	750	65.00	100.00	2.250	11.632	58
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

(1)  As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in the Aggregate Pool is expected to be approximately 72.29%.

Original Effective LTV(1)
Range of Original Effective Loan-To-Value Ratios (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
10.01-20.00	3	$2,286,000.00	0.30%	6.131%	713	18.01%	18.01%	2.250%	11.131%	55
20.01-30.00	3	2,469,000.00	0.33	6.216	752	24.98	24.98	2.250	11.216	57
30.01-40.00	10	6,532,505.75	0.87	6.311	759	35.97	35.97	2.250	11.311	57
40.01-50.00	33	25,446,624.79	3.38	6.323	733	45.46	45.46	2.250	11.323	66
50.01-60.00	72	49,535,731.87	6.57	6.314	732	56.12	56.12	2.250	11.314	59
60.01-70.00	247	183,248,297.26	24.32	6.390	728	66.14	68.47	2.254	11.390	59
70.01-75.00	229	150,718,809.93	20.00	6.412	724	73.90	74.09	2.251	11.412	58
75.01-80.00	570	333,224,610.14	44.23	6.373	728	79.46	79.46	2.250	11.373	59
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

(1)  As of the Cut-off Date, the weighted average Original Effective Loan-to-Value of the Mortgage Loans in the Aggregate Pool is expected to be approximately 71.68%.

Original Combined Loan-To-Value Ratios(1)
Range of Original Combined Loan-To-Value Ratios (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
10.01-20.00	2	$1,835,000.00	0.24%	6.194%	727	17.82%	17.82%	2.250%	11.194%	55
20.01-30.00	3	2,469,000.00	0.33	6.216	752	24.98	24.98	2.250	11.216	57
30.01-40.00	8	4,992,644.44	0.66	6.244	764	36.74	36.74	2.250	11.244	56
40.01-50.00	34	26,446,486.10	3.51	6.340	734	45.00	45.00	2.250	11.340	66
50.01-60.00	63	43,518,804.31	5.78	6.287	733	56.35	56.35	2.250	11.287	59
60.01-70.00	181	132,691,868.28	17.61	6.375	726	65.27	65.27	2.252	11.375	59
70.01-75.00	180	124,723,886.13	16.55	6.422	724	72.92	72.92	2.252	11.422	59
75.01-80.00	377	240,380,604.20	31.90	6.357	729	77.81	77.81	2.252	11.357	59
80.01-85.00	50	27,232,425.59	3.61	6.372	726	76.99	78.44	2.250	11.372	59
85.01-90.00	187	104,484,043.61	13.87	6.429	723	78.13	79.23	2.250	11.429	60
90.01-95.00	55	30,311,273.96	4.02	6.407	724	74.72	83.36	2.250	11.407	60
95.01-100.00	27	14,375,543.12	1.91	6.374	750	76.82	79.61	2.250	11.374	54
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

(1)   Although all of the Mortgage Loans are secured by first liens, this table sets forth the Original Combined Loan-to-Value Ratios of all the Mortgage Loans. The “Original Combined Loan-to-Value Ratio” of any Mortgage Loan will not reflect the presence or amount of any second lien mortgage loan secured by the same mortgaged property if the related originator does not have sufficient information to provide the relevant second lien mortgage loan information. Such information may not be available if, for example, the related second lien mortgage loan was made by a party other than the applicable originator or the related Mortgage Loan is a refinancing of an existing mortgage loan. Combined Original LTV equals a percentage calculated by dividing a) the sum of the principal balance of the first lien and all known second liens at origination by b) the property value at origination. As of the Cut-off Date, the weighted average Original Combined Loan-to-Value Ratio of the Mortgage Loans in the Aggregate Pool is expected to be approximately 75.48%.

Occupancy Type(1)
Occupancy Type	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Primary Residence	985	$629,516,912.33	83.55%	6.350%	725	71.92%	72.57%	2.251%	11.350%	59
Second Home	96	71,757,049.09	9.52	6.467	744	72.56	73.03	2.250	11.467	58
Investment	86	52,187,618.32	6.93	6.582	734	67.64	67.83	2.250	11.582	58
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

(1)  Based upon representations of the related borrowers at the time of origination.

Property Type
Property Type	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Single Family Residence	705	$448,569,759.16	59.53%	6.381%	724	71.91%	72.20%	2.251%	11.381%	59
Two- to four-family	5	4,165,149.74	0.55	6.303	746	60.19	60.19	2.250	11.303	58
Condo	106	66,770,772.62	8.86	6.446	736	72.83	73.99	2.256	11.446	58
Planned unit developments	350	233,260,213.50	30.96	6.354	731	71.10	72.15	2.251	11.354	60
Cooperative Units	1	695,684.72	0.09	6.000	766	80.00	80.00	2.250	11.000	55
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

Loan Purpose
Loan Purpose	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Purchase	340	$228,675,478.89	30.35%	6.401%	742	74.38%	75.71%	2.252%	11.401%	60
Cash-out Refinance	500	315,220,746.21	41.84	6.380	719	71.04	71.23	2.252	11.380	59
Rate/Term Refinance	327	209,565,354.64	27.81	6.348	726	69.70	70.14	2.250	11.348	59
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

Loan Documentation
Loan Documentation	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Full Documentation	489	$314,290,416.69	41.71%	6.320%	726	72.33%	73.41%	2.251%	11.320%	60
Alternative	1	603,599.99	0.08	5.875	807	80.00	80.00	2.250	10.875	51
No Income Verified	3	1,349,000.00	0.18	6.584	740	69.76	69.76	2.250	11.584	51
Stated Income Stated Asset	39	21,718,484.18	2.88	6.538	718	72.39	72.39	2.250	11.538	57
Stated Income Verified Asset	635	415,500,078.88	55.15	6.412	729	71.15	71.43	2.252	11.412	59
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

Lien
Lien position	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
First Lien	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

Geographic Distribution of Mortgaged Properties(1)
Geographic Distribution of Mortgaged Properties	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Alabama	11	$7,564,758.43	1.00%	6.267%	753	76.88%	76.88%	2.250%	11.267%	57
Arizona	102	68,532,418.94	9.10	6.406	726	70.90	71.32	2.250	11.406	58
California	556	340,706,347.01	45.22	6.327	724	72.40	72.74	2.251	11.327	60
Colorado	44	31,333,988.30	4.16	6.400	742	67.97	68.51	2.250	11.400	61
Connecticut	3	3,211,680.46	0.43	6.324	755	67.62	67.62	2.250	11.324	53
Delaware	3	1,734,819.06	0.23	6.502	724	65.12	65.12	2.250	11.502	65
District of Columbia	4	3,698,390.06	0.49	6.316	700	67.59	71.14	2.250	11.316	62
Florida	103	71,931,605.81	9.55	6.483	736	68.96	69.81	2.254	11.483	61
Georgia	8	4,984,383.24	0.66	6.205	723	73.41	73.41	2.250	11.205	66
Hawaii	8	7,462,006.72	0.99	6.394	728	75.24	75.24	2.250	11.394	57
Idaho	4	3,206,886.19	0.43	6.545	750	65.22	65.22	2.250	11.545	52
Illinois	13	11,174,250.49	1.48	6.457	740	66.77	66.77	2.250	11.457	55
Indiana	9	6,012,447.97	0.80	6.590	694	72.37	76.11	2.250	11.590	56
Kansas	2	986,760.00	0.13	5.676	760	79.36	79.36	2.250	10.676	57
Louisiana	2	1,430,000.00	0.19	6.137	745	71.68	71.68	2.250	11.137	55
Maryland	18	11,807,942.90	1.57	6.391	710	71.69	74.01	2.250	11.391	62
Massachusetts	7	4,991,239.81	0.66	6.447	734	70.71	74.84	2.250	11.447	60
Michigan	33	21,338,729.56	2.83	6.395	733	69.07	69.07	2.250	11.395	57
Missouri	8	5,957,729.71	0.79	6.402	709	69.04	69.04	2.250	11.402	55
Montana	1	571,323.97	0.08	6.625	746	80.00	80.00	2.250	11.625	51
Nevada	24	14,676,729.79	1.95	6.445	726	72.72	75.28	2.250	11.445	54
New Hampshire	3	1,775,823.10	0.24	6.434	752	75.30	75.30	2.250	11.434	57
New Jersey	18	11,971,843.11	1.59	6.453	726	70.79	70.79	2.250	11.453	62
New Mexico	3	1,600,270.00	0.21	6.408	691	57.77	57.77	2.250	11.408	63
New York	8	4,638,037.60	0.62	6.280	726	72.65	75.48	2.250	11.280	57
North Carolina	5	2,946,802.05	0.39	6.497	723	74.29	74.29	2.250	11.497	60
Ohio	4	2,505,235.47	0.33	6.095	725	77.76	77.76	2.250	11.095	59
Oregon	15	10,629,283.54	1.41	6.320	735	73.39	73.39	2.250	11.320	59
Pennsylvania	1	648,000.00	0.09	6.250	727	80.00	80.00	2.250	11.250	56
Rhode Island	1	517,500.00	0.07	6.625	707	75.00	75.00	2.250	11.625	52
South Carolina	10	6,010,035.70	0.80	6.512	737	72.87	74.69	2.250	11.512	55
Tennessee	3	1,674,457.07	0.22	6.640	732	71.53	71.53	2.250	11.640	61
Texas	14	7,313,108.06	0.97	6.531	709	76.77	76.77	2.250	11.531	62
Utah	12	8,597,207.80	1.14	6.656	733	70.98	70.98	2.250	11.656	57
Virginia	22	15,199,132.22	2.02	6.621	735	74.82	76.14	2.250	11.621	61
Washington	77	47,658,705.63	6.33	6.292	728	73.96	75.37	2.258	11.292	60
West Virginia	1	812,500.00	0.11	6.500	767	58.24	58.24	2.250	11.500	48
Wisconsin	5	2,687,199.97	0.36	6.429	740	70.34	70.34	2.250	11.429	61
Wyoming	2	2,962,000.00	0.39	6.565	763	71.73	71.73	2.250	11.565	52
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

(1)As of the Cut off Date, no more than approximately 1.15% of the Aggregate Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Original Prepayment Penalty Term
Original Prepayment Penalty Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	917	$593,225,915.69	78.73%	6.404%	729	71.79%	72.41%	2.251%	11.404%	59
12	135	88,426,441.82	11.74	6.316	724	72.12	73.07	2.250	11.316	61
36	115	71,809,222.23	9.53	6.234	722	70.23	70.30	2.253	11.234	62
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

Prepayment Penalty Remaining Term
Prepayment Penalty Remaining Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Less than 1	917	$593,225,915.69	78.73%	6.404%	729	71.79%	72.41%	2.251%	11.404%	59
1-5	24	14,971,133.21	1.99	6.208	723	72.18	72.97	2.250	11.208	55
6-10	85	56,283,485.69	7.47	6.259	723	72.77	72.77	2.250	11.259	62
11-15	26	17,171,822.92	2.28	6.596	731	69.92	74.13	2.250	11.596	63
21-25	6	3,411,175.89	0.45	6.673	697	67.54	67.54	2.316	11.673	48
26-30	25	16,636,094.60	2.21	6.250	722	69.16	69.16	2.250	11.250	57
31-35	77	48,008,535.49	6.37	6.155	724	70.25	70.36	2.250	11.155	64
36-40	7	3,753,416.25	0.50	6.772	712	77.16	77.16	2.250	11.772	69
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

Seller
Seller	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
FLAGSTAR	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

Primary Servicer
Primary Servicer	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
FLAGSTAR	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

PMI Coverage
PMI Coverage	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	1,131	$734,525,014.88	97.49%	6.373%	728	71.79%	71.79%	2.251%	11.373%	59
12	6	2,909,704.58	0.39	6.374	714	74.01	84.11	2.250	11.374	55
25	11	5,621,797.05	0.75	6.542	715	66.63	88.85	2.250	11.542	57
30	17	9,260,075.13	1.23	6.617	704	66.00	94.29	2.250	11.617	60
35	2	1,144,988.10	0.15	6.632	750	65.00	100.00	2.250	11.632	58
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

PMI Company
PMI Company	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
No Insurance	1,131	$734,525,014.88	97.49%	6.373%	728	71.79%	71.79%	2.251%	11.373%	59
General Electric	7	3,420,467.50	0.45	6.207	725	69.82	88.33	2.250	11.207	55
Mtge Guaranty Insurance Corp.	15	8,044,570.43	1.07	6.627	719	66.40	91.17	2.250	11.627	59
Radian	7	3,730,745.21	0.50	6.684	700	66.17	94.76	2.250	11.684	59
Republic Mtge Ins Co	6	3,254,781.72	0.43	6.513	699	68.50	91.87	2.250	11.513	58
United Guaranty Insurance	1	486,000.00	0.06	7.250	670	67.50	90.00	2.250	12.250	55
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

Interest Only
Interest Only	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Interest-Only	1,025	$659,797,632.23	87.57%	6.370%	728	71.86%	72.34%	2.251%	11.370%	59
Non-IO	142	93,663,947.51	12.43	6.428	726	70.41	71.94	2.250	11.428	59
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

Original Interest Only Term
Original Interest-only Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	142	$93,663,947.51	12.43%	6.428%	726	70.41%	71.94%	2.250%	11.428%	59
120	1,025	659,797,632.23	87.57	6.370	728	71.86	72.34	2.251	11.370	59
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

Remaining Interest-Only Term
Remaining Interest-Only Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	142	$93,663,947.51	12.43%	6.428%	726	70.41%	71.94%	2.250%	11.428%	59
108	15	10,149,992.11	1.35	6.542	741	71.11	71.11	2.272	11.542	51
109	43	28,852,393.95	3.83	6.602	738	72.26	72.43	2.250	11.602	54
110	49	32,705,228.46	4.34	6.311	719	72.82	72.82	2.250	11.311	54
111	68	44,827,704.52	5.95	6.292	728	70.71	70.81	2.250	11.292	56
112	70	43,715,069.01	5.80	6.318	729	71.10	71.10	2.250	11.318	55
113	69	43,350,354.14	5.75	6.273	727	73.11	73.11	2.250	11.273	56
114	66	44,482,647.87	5.90	6.377	727	72.90	73.47	2.257	11.377	56
115	80	50,461,209.95	6.70	6.288	737	71.90	72.38	2.257	11.288	59
116	126	80,670,330.23	10.71	6.334	731	72.11	72.23	2.250	11.334	59
117	158	104,716,089.34	13.90	6.352	724	71.40	71.64	2.250	11.352	62
118	159	96,659,040.83	12.83	6.356	729	73.21	73.66	2.250	11.356	64
119	90	56,695,646.82	7.52	6.456	712	70.26	73.06	2.250	11.456	64
120	32	22,511,925.00	2.99	6.760	741	69.04	69.79	2.250	11.760	63
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

Margin(1)
Margin (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
2.250	1,164	$750,171,579.74	99.56%	6.375%	728	71.71%	72.31%	2.250%	11.375%	59
2.500	2	2,690,000.00	0.36	6.885	750	64.94	64.94	2.500	11.885	65
2.625	1	600,000.00	0.08	6.875	652	72.29	72.29	2.625	11.875	48
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

(1)  As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in the Aggregate Pool is expected to be approximately 2.251%.

Maximum Mortgage Rate (1)
Range of Maximum Mortgage Rate (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
9.251-9.500	1	$620,000.00	0.08%	4.500%	798	80.00%	80.00%	2.250%	9.500%	56
9.501-9.750	1	461,200.00	0.06	4.625	730	79.99	79.99	2.250	9.625	82
10.001-10.250	2	930,760.00	0.12	5.193	777	80.00	80.00	2.250	10.193	56
10.251-10.500	3	2,084,600.00	0.28	5.500	745	76.59	76.59	2.250	10.500	76
10.501-10.750	18	10,700,332.23	1.42	5.731	752	74.97	76.07	2.250	10.731	59
10.751-11.000	171	113,989,743.96	15.13	5.948	733	69.34	69.39	2.253	10.948	58
11.001-11.250	335	217,023,940.46	28.80	6.203	731	71.65	72.09	2.250	11.203	59
11.251-11.500	327	209,173,806.93	27.76	6.424	726	71.81	72.41	2.250	11.424	61
11.501-11.750	181	115,768,573.75	15.36	6.676	722	71.61	72.38	2.250	11.676	59
11.751-12.000	94	61,104,268.80	8.11	6.906	724	73.95	75.22	2.254	11.906	59
12.001-12.250	20	12,226,224.34	1.62	7.160	706	73.44	76.66	2.250	12.160	59
12.251-12.500	7	4,037,229.27	0.54	7.434	705	76.98	80.07	2.250	12.434	57
12.501-12.750	3	2,233,400.00	0.30	7.750	788	74.83	74.83	2.250	12.750	59
12.751-13.000	3	2,607,500.00	0.35	7.932	698	72.72	72.72	2.364	12.932	78
13.001-13.250	1	500,000.00	0.07	8.125	779	76.65	76.65	2.250	13.125	59
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

(1)  As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in the Aggregate Pool is expected to be approximately 11.377%.

Index
Index	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Libor-6 Month	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

Months To Roll
Months To Roll	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
48	16	$10,944,321.82	1.45%	6.559%	728	69.49%	69.49%	2.271%	11.559%	48
49	40	26,051,401.67	3.46	6.575	733	72.45	72.64	2.250	11.575	49
50	51	32,581,288.61	4.32	6.333	719	72.16	72.16	2.250	11.333	50
51	61	39,058,934.23	5.18	6.329	731	70.52	70.63	2.250	11.329	51
52	70	43,503,897.97	5.77	6.326	730	71.22	71.22	2.250	11.326	52
53	69	44,494,114.07	5.91	6.268	727	72.88	73.14	2.250	11.268	53
54	70	48,381,424.49	6.42	6.363	729	73.15	73.68	2.250	11.363	54
55	78	47,390,796.89	6.29	6.261	733	72.87	73.38	2.258	11.261	55
56	123	78,624,807.78	10.44	6.329	729	71.45	71.88	2.250	11.329	56
57	144	92,613,523.07	12.29	6.353	728	71.00	71.63	2.250	11.353	57
58	139	83,255,059.72	11.05	6.404	730	73.08	73.91	2.250	11.404	58
59	117	74,666,136.61	9.91	6.530	722	70.56	73.35	2.250	11.530	59
72	3	1,783,697.16	0.24	6.492	741	69.49	69.49	2.250	11.492	72
73	10	7,556,000.44	1.00	6.692	741	68.21	68.21	2.250	11.692	73
74	8	6,119,796.92	0.81	6.366	715	72.82	72.82	2.250	11.366	74
75	13	8,993,767.66	1.19	6.233	715	71.61	71.61	2.250	11.233	75
76	10	5,658,041.38	0.75	6.366	724	73.55	73.55	2.250	11.366	76
77	12	7,187,800.65	0.95	6.293	709	75.36	75.36	2.250	11.293	77
78	6	4,417,080.55	0.59	6.712	725	75.09	75.09	2.317	11.712	78
79	14	10,726,789.10	1.42	6.363	733	68.69	68.69	2.250	11.363	79
80	15	11,340,636.65	1.51	6.378	743	70.16	70.16	2.250	11.378	80
81	30	22,803,946.18	3.03	6.341	720	70.53	70.53	2.250	11.341	81
82	39	24,928,293.84	3.31	6.252	725	72.99	72.99	2.250	11.252	82
83	29	20,380,022.28	2.70	6.579	728	68.56	69.38	2.250	11.579	83
Total:	1,167	$753,461,579.74	100.00%	6.377%	728	71.68%	72.29%	2.251%	11.377%	59

Pool 1 Mortgage Loan Statistics

Original Principal Balance (1)
Range of Original Principal Balance ($)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
400,000.01-500,000.00	303	$140,288,624.85	22.57%	6.408%	719	73.74%	74.89%	2.250%	11.408%	55
500,000.01-600,000.00	291	159,464,749.78	25.66	6.376	724	73.19	74.49	2.251	11.376	55
600,000.01-700,000.00	155	98,901,836.29	15.91	6.355	728	73.25	73.56	2.250	11.355	55
700,000.01-800,000.00	71	52,680,348.62	8.48	6.309	731	70.08	70.83	2.250	11.309	55
800,000.01-900,000.00	49	41,503,395.38	6.68	6.391	725	72.39	72.39	2.250	11.391	54
900,000.01-1,000,000.00	60	58,084,128.99	9.34	6.376	721	69.10	69.10	2.250	11.376	54
1,000,000.01-1,100,000.00	9	9,587,362.76	1.54	6.182	760	60.77	60.77	2.250	11.182	56
1,100,000.01-1,200,000.00	8	9,353,260.78	1.50	6.530	780	64.14	64.14	2.250	11.530	57
1,200,000.01-1,300,000.00	5	6,320,499.98	1.02	6.415	745	70.91	70.91	2.250	11.415	57
1,300,000.01-1,400,000.00	7	9,367,505.00	1.51	6.218	737	67.64	67.64	2.250	11.218	55
1,400,000.01-1,500,000.00	10	14,804,547.69	2.38	6.363	762	65.50	65.50	2.275	11.363	54
1,500,000.01-2,000,000.00	6	11,134,480.46	1.79	6.261	774	64.84	64.84	2.250	11.261	55
2,000,000.01-2,500,000.00	3	7,150,000.00	1.15	6.505	768	66.32	66.32	2.250	11.505	54
2,500,000.01-3,000,000.00	1	2,924,966.35	0.47	6.875	742	79.46	79.46	2.250	11.875	54
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

(1)  As of the Cut-off Date, the average Original Principal Balance of the Mortgage Loans in Pool 1 is expected to be approximately $638,154.

Cut-off Date Stated Principal Balance (1)
Range of Cut-Off Date Stated Principal Balances ($)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
100,000.01-200,000.00	1	$146,000.00	0.02%	6.375%	792	75.14%	75.14%	2.250%	11.375%	55
200,000.01-300,000.00	1	239,920.00	0.04	7.250	746	80.00	80.00	2.250	12.250	53
300,000.01-400,000.00	1	345,878.12	0.06	6.250	769	75.00	75.00	2.250	11.250	58
400,000.01-500,000.00	304	140,727,893.77	22.64	6.408	720	73.67	74.82	2.250	11.408	55
500,000.01-600,000.00	292	159,967,949.78	25.74	6.375	724	73.21	74.51	2.251	11.375	55
600,000.01-700,000.00	153	98,960,947.37	15.92	6.353	727	73.17	73.47	2.250	11.353	55
700,000.01-800,000.00	69	51,634,970.50	8.31	6.311	730	69.99	70.76	2.250	11.311	55
800,000.01-900,000.00	49	41,700,395.38	6.71	6.385	727	71.54	71.54	2.250	11.385	54
900,000.01-1,000,000.00	59	57,199,128.99	9.20	6.382	721	69.89	69.89	2.250	11.382	54
1,000,000.01-1,100,000.00	9	9,587,362.76	1.54	6.182	760	60.77	60.77	2.250	11.182	56
1,100,000.01-1,200,000.00	8	9,353,260.78	1.50	6.530	780	64.14	64.14	2.250	11.530	57
1,200,000.01-1,300,000.00	5	6,320,499.98	1.02	6.415	745	70.91	70.91	2.250	11.415	57
1,300,000.01-1,400,000.00	7	9,367,505.00	1.51	6.218	737	67.64	67.64	2.250	11.218	55
1,400,000.01-1,500,000.00	10	14,804,547.69	2.38	6.363	762	65.50	65.50	2.275	11.363	54
1,500,000.01-2,000,000.00	6	11,134,480.46	1.79	6.261	774	64.84	64.84	2.250	11.261	55
2,000,000.01-2,500,000.00	3	7,150,000.00	1.15	6.505	768	66.32	66.32	2.250	11.505	54
2,500,000.01-3,000,000.00	1	2,924,966.35	0.47	6.875	742	79.46	79.46	2.250	11.875	54
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

 (1) As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool 1 is expected to be approximately $635,548.

Current Mortgage Rates (1)
Range of Current Mortgage Rates (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
4.001-4.500	1	$620,000.00	0.10%	4.500%	798	80.00%	80.00%	2.250%	9.500%	56
5.001-5.500	3	1,416,760.00	0.23	5.298	745	78.61	78.61	2.250	10.298	57
5.501-6.000	168	110,764,690.47	17.82	5.935	735	69.45	69.60	2.253	10.935	55
6.001-6.500	541	341,093,926.26	54.88	6.307	729	71.92	72.52	2.250	11.307	55
6.501-7.000	236	149,905,476.59	24.12	6.756	721	72.93	74.04	2.252	11.756	55
7.001-7.500	25	15,031,453.61	2.42	7.231	705	73.86	77.30	2.250	12.231	56
7.501-8.000	3	2,233,400.00	0.36	7.750	788	74.83	74.83	2.250	12.750	59
8.001-8.500	1	500,000.00	0.08	8.125	779	76.65	76.65	2.250	13.125	59
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

 (1)  As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 1 is expected to be approximately 6.374%.

Original Term (Months)
Original Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
360	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

Remaining Term to Maturity (1)
Range of Remaining Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
346-350	107	$69,577,012.10	11.19%	6.459%	726	71.85%	71.92%	2.253%	11.459%	49
351-355	348	222,829,167.65	35.85	6.309	730	72.20	72.49	2.252	11.309	53
356-360	523	329,159,527.18	52.96	6.400	727	71.53	72.66	2.250	11.400	57
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

 (1)  As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in  Pool 1 is expected to be approximately 355 months.

Age
Age (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	31	$22,076,691.25	3.55%	6.708%	748	69.68%	69.68%	2.250%	11.708%	59
1	86	52,589,445.36	8.46	6.455	711	70.93	74.89	2.250	11.455	59
2	139	83,255,059.72	13.39	6.404	730	73.08	73.91	2.250	11.404	58
3	144	92,613,523.07	14.90	6.353	728	71.00	71.63	2.250	11.353	57
4	123	78,624,807.78	12.65	6.329	729	71.45	71.88	2.250	11.329	56
5	78	47,390,796.89	7.62	6.261	733	72.87	73.38	2.258	11.261	55
6	70	48,381,424.49	7.78	6.363	729	73.15	73.68	2.250	11.363	54
7	69	44,494,114.07	7.16	6.268	727	72.88	73.14	2.250	11.268	53
8	70	43,503,897.97	7.00	6.326	730	71.22	71.22	2.250	11.326	52
9	61	39,058,934.23	6.28	6.329	731	70.52	70.63	2.250	11.329	51
10	51	32,581,288.61	5.24	6.333	719	72.16	72.16	2.250	11.333	50
11	40	26,051,401.67	4.19	6.575	733	72.45	72.64	2.250	11.575	49
12	16	10,944,321.82	1.76	6.559	728	69.49	69.49	2.271	11.559	48
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

Credit Score (1)
Range of Credit Score	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
601-620	2	$1,120,310.00	0.18%	6.571%	619	61.88%	75.75%	2.250%	11.571%	59
621-640	17	9,508,131.05	1.53	6.454	630	69.18	69.64	2.250	11.454	56
641-660	35	18,974,833.36	3.05	6.481	652	69.49	70.33	2.262	11.481	55
661-680	128	75,927,055.40	12.22	6.455	671	71.75	72.97	2.250	11.455	55
681-700	130	81,567,680.17	13.12	6.359	690	73.32	73.59	2.250	11.359	55
701-720	145	87,720,711.09	14.11	6.402	710	71.98	73.14	2.250	11.402	55
721-740	131	80,428,401.43	12.94	6.368	730	73.84	74.78	2.250	11.368	55
741-760	143	97,531,615.34	15.69	6.363	750	72.58	73.25	2.250	11.363	55
761-780	121	82,279,389.37	13.24	6.315	770	69.58	69.88	2.255	11.315	55
781-800	91	60,446,836.92	9.72	6.304	789	72.18	72.52	2.250	11.304	55
801-820	35	26,060,742.80	4.19	6.383	806	66.78	66.78	2.250	11.383	56
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

(1)   As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Pool 1 is expected to be approximately 728.

Original Loan-To-Value Ratios(1)
Range of Original Loan-To-Value Ratios (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
10.01-20.00	3	$2,286,000.00	0.37%	6.131%	713	18.01%	18.01%	2.250%	11.131%	55
20.01-30.00	3	2,469,000.00	0.40	6.216	752	24.98	24.98	2.250	11.216	57
30.01-40.00	9	5,942,505.75	0.96	6.293	761	36.10	36.10	2.250	11.293	55
40.01-50.00	22	14,771,418.15	2.38	6.268	734	44.92	44.92	2.250	11.268	56
50.01-60.00	63	42,337,829.78	6.81	6.328	728	56.16	56.16	2.250	11.328	55
60.01-70.00	179	137,073,285.28	22.05	6.350	731	66.30	66.30	2.253	11.350	54
70.01-75.00	192	124,390,592.63	20.01	6.396	725	73.85	73.85	2.252	11.396	55
75.01-80.00	472	273,947,510.48	44.07	6.382	728	79.45	79.45	2.250	11.382	55
80.01-85.00	7	3,376,534.89	0.54	6.443	716	72.59	84.23	2.250	11.443	55
85.01-90.00	10	5,154,966.74	0.83	6.512	713	66.90	89.19	2.250	11.512	57
90.01-95.00	16	8,671,075.13	1.40	6.625	705	65.97	94.24	2.250	11.625	58
95.01-100.00	2	1,144,988.10	0.18	6.632	750	65.00	100.00	2.250	11.632	58
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

 (1)  As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 1 is expected to be approximately 72.52%.

Original Effective LTV(1)
Range of Original Effective Loan-To-Value Ratios (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
10.01-20.00	3	$2,286,000.00	0.37%	6.131%	713	18.01%	18.01%	2.250%	11.131%	55
20.01-30.00	3	2,469,000.00	0.40	6.216	752	24.98	24.98	2.250	11.216	57
30.01-40.00	9	5,942,505.75	0.96	6.293	761	36.10	36.10	2.250	11.293	55
40.01-50.00	22	14,771,418.15	2.38	6.268	734	44.92	44.92	2.250	11.268	56
50.01-60.00	63	42,337,829.78	6.81	6.328	728	56.16	56.16	2.250	11.328	55
60.01-70.00	208	152,511,145.56	24.54	6.375	729	66.28	68.97	2.252	11.375	55
70.01-75.00	198	127,300,297.21	20.48	6.396	725	73.85	74.09	2.252	11.396	55
75.01-80.00	472	273,947,510.48	44.07	6.382	728	79.45	79.45	2.250	11.382	55
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

 (1)  As of the Cut-off Date, the weighted average Original Effective Loan-to-Value of the Mortgage Loans in Pool 1 is expected to be approximately 71.81%.

Original Combined Loan-To-Value Ratios(1)
Range of Original Combined Loan-To-Value Ratios (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
10.01-20.00	2	$1,835,000.00	0.30%	6.194%	727	17.82%	17.82%	2.250%	11.194%	55
20.01-30.00	3	2,469,000.00	0.40	6.216	752	24.98	24.98	2.250	11.216	57
30.01-40.00	7	4,402,644.44	0.71	6.209	767	37.02	37.02	2.250	11.209	54
40.01-50.00	23	15,771,279.46	2.54	6.299	736	44.19	44.19	2.250	11.299	56
50.01-60.00	54	36,320,902.22	5.84	6.298	729	56.45	56.45	2.250	11.298	55
60.01-70.00	147	106,591,486.49	17.15	6.349	727	65.31	65.31	2.250	11.349	54
70.01-75.00	156	105,200,392.11	16.93	6.408	725	72.87	72.87	2.252	11.408	55
75.01-80.00	315	200,086,600.27	32.19	6.362	730	77.62	77.62	2.252	11.362	55
80.01-85.00	43	23,169,206.14	3.73	6.357	732	76.84	78.53	2.250	11.357	56
85.01-90.00	156	86,915,027.33	13.98	6.446	722	77.92	79.25	2.250	11.446	55
90.01-95.00	46	25,148,625.35	4.05	6.420	724	74.38	84.12	2.250	11.420	56
95.01-100.00	26	13,655,543.12	2.20	6.367	748	76.65	79.59	2.250	11.367	53
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

 (1)  Although all of the Mortgage Loans are secured by first liens, this table sets forth the Original Combined Loan-to-Value Ratios of all the Mortgage Loans. The “Original Combined Loan-to-Value Ratio” of any Mortgage Loan will not reflect the presence or amount of any second lien mortgage loan secured by the same mortgaged property if the related originator does not have sufficient information to provide the relevant second lien mortgage loan information. Such information may not be available if, for example, the related second lien mortgage loan was made by a party other than the applicable originator or the related Mortgage Loan is a refinancing of an existing mortgage loan. Combined Original LTV equals a percentage calculated by dividing a) the sum of the principal balance of the first lien and all known second liens at origination by b) the property value at origination. As of the Cut-off Date, the weighted average Original Combined Loan-to-Value Ratio of the Mortgage Loans in Pool 1 is expected to be approximately 75.83%.

Occupancy Type(1)
Occupancy Type	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Primary Home	820	$516,023,088.79	83.02%	6.343%	726	71.99%	72.76%	2.251%	11.343%	55
Second Home	81	59,396,730.18	9.56	6.475	742	73.25	73.81	2.250	11.475	54
Investment	77	46,145,887.96	7.42	6.591	736	67.87	68.09	2.250	11.591	55
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

 (1)  Based upon representations of the related borrowers at the time of origination.

Property Type
Property Type	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Single Family Residence	595	$373,231,379.49	60.05%	6.385%	726	72.13%	72.49%	2.251%	11.385%	55
Two- to four-family	5	4,165,149.74	0.67	6.303	746	60.19	60.19	2.250	11.303	58
Condo	94	58,803,504.49	9.46	6.421	736	72.69	74.01	2.256	11.421	55
Planned unit developments	283	184,669,988.49	29.71	6.341	730	71.10	72.34	2.250	11.341	55
Cooperative Units	1	695,684.72	0.11	6.000	766	80.00	80.00	2.250	11.000	55
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

Loan Purpose
Loan Purpose	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Purchase	282	$186,338,944.41	29.98%	6.422%	742	74.37%	75.91%	2.252%	11.422%	55
Cash-out Refinance	412	257,718,808.63	41.46	6.366	719	71.27	71.50	2.251	11.366	55
Rate/Term Refinance	284	177,507,953.89	28.56	6.337	726	69.91	70.42	2.250	11.337	55
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

Loan Documentation
Loan Documentation	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Full Documentation	396	$250,101,234.70	40.24%	6.319%	726	72.45%	73.74%	2.251%	11.319%	55
Alternative	1	603,599.99	0.10	5.875	807	80.00	80.00	2.250	10.875	51
No Income Verifier	3	1,349,000.00	0.22	6.584	740	69.76	69.76	2.250	11.584	51
Stated Income Stated Asset	36	19,985,012.13	3.22	6.537	719	72.73	72.73	2.250	11.537	55
Stated Income Verified Asset	542	349,526,860.11	56.23	6.404	730	71.29	71.62	2.251	11.404	55
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

Lien
Lien position	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
First Lien	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

Geographic Distribution of Mortgaged Properties(1)
Geographic Distribution of Mortgaged Properties	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Alabama	10	$6,535,758.43	1.05%	6.388%	752	77.17%	77.17%	2.250%	11.388%	53
Arizona	92	60,949,883.77	9.81	6.416	723	70.40	70.86	2.250	11.416	55
California	463	280,742,487.13	45.17	6.319	726	72.39	72.81	2.251	11.319	56
Colorado	37	23,200,099.30	3.73	6.382	743	70.44	70.44	2.250	11.382	54
Connecticut	3	3,211,680.46	0.52	6.324	755	67.62	67.62	2.250	11.324	53
Delaware	2	935,115.73	0.15	6.610	703	71.94	71.94	2.250	11.610	52
District of Columbia	3	2,700,338.90	0.43	6.387	728	67.51	72.38	2.250	11.387	55
Florida	82	54,583,629.39	8.78	6.445	733	70.08	71.20	2.250	11.445	54
Georgia	5	2,882,391.96	0.46	6.345	706	69.45	69.45	2.250	11.345	54
Hawaii	7	6,662,006.72	1.07	6.366	724	74.67	74.67	2.250	11.366	55
Idaho	4	3,206,886.19	0.52	6.545	750	65.22	65.22	2.250	11.545	52
Illinois	13	11,174,250.49	1.80	6.457	740	66.77	66.77	2.250	11.457	55
Indiana	8	5,319,447.97	0.86	6.569	695	73.33	77.56	2.250	11.569	53
Kansas	2	986,760.00	0.16	5.676	760	79.36	79.36	2.250	10.676	57
Louisiana	2	1,430,000.00	0.23	6.137	745	71.68	71.68	2.250	11.137	55
Maryland	14	8,866,942.90	1.43	6.411	712	71.78	74.87	2.250	11.411	56
Massachusetts	5	3,871,239.81	0.62	6.359	730	69.79	75.11	2.250	11.359	54
Michigan	30	18,324,035.49	2.95	6.382	730	67.73	67.73	2.250	11.382	53
Missouri	8	5,957,729.71	0.96	6.402	709	69.04	69.04	2.250	11.402	55
Montana	1	571,323.97	0.09	6.625	746	80.00	80.00	2.250	11.625	51
Nevada	24	14,676,729.79	2.36	6.445	726	72.72	75.28	2.250	11.445	54
New Hampshire	3	1,775,823.10	0.29	6.434	752	75.30	75.30	2.250	11.434	57
New Jersey	13	8,885,833.09	1.43	6.457	729	72.20	72.20	2.250	11.457	55
New Mexico	2	1,093,770.00	0.18	6.250	694	56.93	56.93	2.250	11.250	53
New York	7	3,888,037.60	0.63	6.286	715	75.32	78.70	2.250	11.286	54
North Carolina	4	2,363,330.00	0.38	6.496	723	72.88	72.88	2.250	11.496	55
Ohio	3	1,941,235.47	0.31	6.014	725	77.11	77.11	2.250	11.014	54
Oregon	13	8,604,142.76	1.38	6.411	734	75.95	75.95	2.250	11.411	55
Pennsylvania	1	648,000.00	0.10	6.250	727	80.00	80.00	2.250	11.250	56
Rhode Island	1	517,500.00	0.08	6.625	707	75.00	75.00	2.250	11.625	52
South Carolina	10	6,010,035.70	0.97	6.512	737	72.87	74.69	2.250	11.512	55
Tennessee	2	1,026,137.21	0.17	6.492	745	70.06	70.06	2.250	11.492	51
Texas	10	4,972,567.55	0.80	6.496	718	75.79	75.79	2.250	11.496	55
Utah	11	8,023,510.64	1.29	6.667	739	70.70	70.70	2.250	11.667	56
Virginia	15	11,260,160.90	1.81	6.690	729	74.35	76.12	2.250	11.690	55
Washington	61	37,776,384.83	6.08	6.304	728	73.98	75.75	2.260	11.304	55
West Virginia	1	812,500.00	0.13	6.500	767	58.24	58.24	2.250	11.500	48
Wisconsin	4	2,215,999.97	0.36	6.334	756	68.28	68.28	2.250	11.334	56
Wyoming	2	2,962,000.00	0.48	6.565	763	71.73	71.73	2.250	11.565	52
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

 (1)  As of the Cut off Date, no more than approximately 1.01% of the Pool 1 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Original Prepayment Penalty Term
Original Prepayment Penalty Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	780	$496,123,732.95	79.82%	6.400%	729	72.07%	72.78%	2.251%	11.400%	55
12	112	72,341,822.04	11.64	6.302	723	71.59	72.75	2.250	11.302	56
36	86	53,100,151.94	8.54	6.232	723	69.61	69.71	2.254	11.232	55
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

Prepayment Penalty Remaining Term
Prepayment Penalty Remaining Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Less than 1	780	$496,123,732.95	79.82%	6.400%	729	72.07%	72.78%	2.251%	11.400%	55
1-5	21	13,141,011.70	2.11	6.205	723	71.34	72.24	2.250	11.205	52
6-10	69	44,582,291.59	7.17	6.220	720	72.60	72.60	2.250	11.220	56
11-15	22	14,618,518.75	2.35	6.640	733	68.73	73.68	2.250	11.640	59
21-25	6	3,411,175.89	0.55	6.673	697	67.54	67.54	2.316	11.673	48
26-30	20	13,288,157.69	2.14	6.255	724	67.13	67.13	2.250	11.255	52
31-35	56	34,249,077.11	5.51	6.162	726	70.33	70.47	2.250	11.162	57
36-40	4	2,151,741.25	0.35	6.508	728	76.87	76.87	2.250	11.508	59
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

Seller
Seller	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
FLAGSTAR	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

Primary Servicer
Primary Servicer	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
FLAGSTAR	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

PMI Coverage
PMI Coverage	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	943	$603,218,142.07	97.05%	6.368%	729	71.94%	71.94%	2.251%	11.368%	55
12	6	2,909,704.58	0.47	6.374	714	74.01	84.11	2.250	11.374	55
25	11	5,621,797.05	0.90	6.542	715	66.63	88.85	2.250	11.542	57
30	16	8,671,075.13	1.40	6.625	705	65.97	94.24	2.250	11.625	58
35	2	1,144,988.10	0.18	6.632	750	65.00	100.00	2.250	11.632	58
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

PMI Company
PMI Company	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
No Insurance	943	$603,218,142.07	97.05%	6.368%	729	71.94%	71.94%	2.251%	11.368%	55
General Electric	7	3,420,467.50	0.55	6.207	725	69.82	88.33	2.250	11.207	55
Mtge Guaranty Insurance Corp.	14	7,455,570.43	1.20	6.637	721	66.39	90.87	2.250	11.637	57
Radian	7	3,730,745.21	0.60	6.684	700	66.17	94.76	2.250	11.684	59
Republic Mtge Ins Co	6	3,254,781.72	0.52	6.513	699	68.50	91.87	2.250	11.513	58
United Guaranty Insurance	1	486,000.00	0.08	7.250	670	67.50	90.00	2.250	12.250	55
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

Interest Only
Interest Only	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Interest-Only	858	$544,546,054.10	87.61%	6.364%	728	71.80%	72.35%	2.251%	11.364%	55
Non-IO	120	77,019,652.83	12.39	6.444	728	71.84	73.69	2.250	11.444	55
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

Original Interest Only Term
Original Interest-only Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	120	$77,019,652.83	12.39%	6.444%	728	71.84%	73.69%	2.250%	11.444%	55
120	858	544,546,054.10	87.61	6.364	728	71.80	72.35	2.251	11.364	55
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

Remaining Interest-Only Term
Remaining Interest-Only Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	120	$77,019,652.83	12.39%	6.444%	728	71.84%	73.69%	2.250%	11.444%	55
108	13	8,939,992.11	1.44	6.550	735	71.68	71.68	2.275	11.550	48
109	34	22,246,348.87	3.58	6.561	735	72.29	72.51	2.250	11.561	49
110	42	27,309,800.98	4.39	6.300	718	73.01	73.01	2.250	11.300	50
111	56	36,389,707.93	5.85	6.318	731	70.63	70.75	2.250	11.318	51
112	61	38,619,511.32	6.21	6.304	731	70.87	70.87	2.250	11.304	52
113	59	37,597,854.14	6.05	6.269	728	72.70	72.70	2.250	11.269	53
114	60	40,065,567.32	6.45	6.340	727	72.66	73.30	2.250	11.340	54
115	68	41,376,469.01	6.66	6.266	735	72.17	72.75	2.259	11.266	55
116	111	69,329,693.58	11.15	6.327	729	72.43	72.57	2.250	11.327	56
117	131	84,411,387.70	13.58	6.350	726	71.14	71.44	2.250	11.350	57
118	124	74,459,280.94	11.98	6.388	730	73.12	73.70	2.250	11.388	58
119	74	45,136,890.20	7.26	6.446	710	70.46	73.97	2.250	11.446	59
120	25	18,663,550.00	3.00	6.722	750	67.97	67.97	2.250	11.722	59
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

Margin(1)
Margin (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
2.250	976	$619,465,706.93	99.66%	6.375%	728	71.83%	72.54%	2.250%	11.375%	55
2.500	1	1,500,000.00	0.24	6.000	777	60.92	60.92	2.500	11.000	55
2.625	1	600,000.00	0.10	6.875	652	72.29	72.29	2.625	11.875	48
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

 (1)As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool 1 is expected to be approximately 2.251%.

Maximum Mortgage Rate (1)
Range of Maximum Mortgage Rate (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
9.251-9.500	1	$620,000.00	0.10%	4.500%	798	80.00%	80.00%	2.250%	9.500%	56
10.001-10.250	2	930,760.00	0.15	5.193	777	80.00	80.00	2.250	10.193	56
10.251-10.500	1	486,000.00	0.08	5.500	683	75.94	75.94	2.250	10.500	58
10.501-10.750	15	8,594,662.67	1.38	5.726	745	73.77	75.14	2.250	10.726	55
10.751-11.000	153	102,170,027.80	16.44	5.953	734	69.08	69.13	2.254	10.953	55
11.001-11.250	284	180,182,258.55	28.99	6.204	731	72.06	72.59	2.250	11.204	55
11.251-11.500	257	160,911,667.71	25.89	6.423	728	71.76	72.44	2.250	11.423	55
11.501-11.750	156	97,235,940.09	15.64	6.673	719	72.50	73.41	2.250	11.673	55
11.751-12.000	80	52,669,536.50	8.47	6.909	724	73.72	75.20	2.254	11.909	55
12.001-12.250	18	10,994,224.34	1.77	7.157	705	72.71	76.29	2.250	12.157	56
12.251-12.500	7	4,037,229.27	0.65	7.434	705	76.98	80.07	2.250	12.434	57
12.501-12.750	3	2,233,400.00	0.36	7.750	788	74.83	74.83	2.250	12.750	59
13.001-13.250	1	500,000.00	0.08	8.125	779	76.65	76.65	2.250	13.125	59
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

 (1)As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool 1 is expected to be approximately 11.374%.

Index
Index	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Libor-6 Month	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

Months To Roll
Months To Roll	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
48	16	$10,944,321.82	1.76%	6.559%	728	69.49%	69.49%	2.271%	11.559%	48
49	40	26,051,401.67	4.19	6.575	733	72.45	72.64	2.250	11.575	49
50	51	32,581,288.61	5.24	6.333	719	72.16	72.16	2.250	11.333	50
51	61	39,058,934.23	6.28	6.329	731	70.52	70.63	2.250	11.329	51
52	70	43,503,897.97	7.00	6.326	730	71.22	71.22	2.250	11.326	52
53	69	44,494,114.07	7.16	6.268	727	72.88	73.14	2.250	11.268	53
54	70	48,381,424.49	7.78	6.363	729	73.15	73.68	2.250	11.363	54
55	78	47,390,796.89	7.62	6.261	733	72.87	73.38	2.258	11.261	55
56	123	78,624,807.78	12.65	6.329	729	71.45	71.88	2.250	11.329	56
57	144	92,613,523.07	14.90	6.353	728	71.00	71.63	2.250	11.353	57
58	139	83,255,059.72	13.39	6.404	730	73.08	73.91	2.250	11.404	58
59	117	74,666,136.61	12.01	6.530	722	70.56	73.35	2.250	11.530	59
Total:	978	$621,565,706.93	100.00%	6.374%	728	71.81%	72.52%	2.251%	11.374%	55

Pool 2 Mortgage Loan Statistics

Original Principal Balance (1)
Range of Original Principal Balance ($)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
400,000.01—500,000.00	43	$20,053,918.15	15.20%	6.323%	716	74.28%	74.28%	2.250%	11.323%	80
500,000.01—600,000.00	57	31,887,791.17	24.18	6.445	725	74.07	74.60	2.250	11.445	80
600,000.01—700,000.00	27	17,338,970.33	13.15	6.396	730	72.14	72.14	2.250	11.396	80
700,000.01—800,000.00	20	15,065,075.10	11.42	6.369	741	71.50	71.50	2.250	11.369	78
800,000.01—900,000.00	11	9,401,296.18	7.13	6.408	690	73.59	73.59	2.250	11.408	77
900,000.01—1,000,000.00	16	15,593,024.49	11.82	6.405	706	68.53	68.53	2.250	11.405	79
1,000,000.01—1,100,000.00	2	2,059,050.35	1.56	5.625	767	77.50	77.50	2.250	10.625	80
1,100,000.01—1,200,000.00	1	1,190,000.00	0.90	8.000	717	70.00	70.00	2.500	13.000	78
1,200,000.01—1,300,000.00	3	3,798,394.66	2.88	6.376	736	66.42	66.42	2.250	11.376	81
1,300,000.01—1,400,000.00	2	2,679,500.00	2.03	6.186	727	69.17	69.17	2.250	11.186	77
1,400,000.01—1,500,000.00	2	2,991,966.29	2.27	6.126	766	66.54	66.54	2.250	11.126	80
1,500,000.01—2,000,000.00	4	7,573,896.72	5.74	6.499	771	54.65	54.65	2.250	11.499	81
2,000,000.01—2,500,000.00	1	2,262,989.37	1.72	6.375	728	62.97	62.97	2.250	11.375	81
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

 (1)As of the Cut-off Date, the average Original Principal Balance of the Mortgage Loans in Pool 2 is expected to be approximately $698,783.

Cut-off Date Stated Principal Balance (1)
Range of Cut-Off Date Stated Principal Balances ($)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
400,000.01—500,000.00	43	$20,053,918.15	15.20%	6.323%	716	74.28%	74.28%	2.250%	11.323%	80
500,000.01—600,000.00	57	31,887,791.17	24.18	6.445	725	74.07	74.60	2.250	11.445	80
600,000.01—700,000.00	27	17,338,970.33	13.15	6.396	730	72.14	72.14	2.250	11.396	80
700,000.01—800,000.00	21	15,860,075.10	12.02	6.376	742	71.45	71.45	2.250	11.376	78
800,000.01—900,000.00	10	8,606,296.18	6.53	6.400	684	73.88	73.88	2.250	11.400	78
900,000.01—1,000,000.00	16	15,593,024.49	11.82	6.405	706	68.53	68.53	2.250	11.405	79
1,000,000.01—1,100,000.00	2	2,059,050.35	1.56	5.625	767	77.50	77.50	2.250	10.625	80
1,100,000.01—1,200,000.00	1	1,190,000.00	0.90	8.000	717	70.00	70.00	2.500	13.000	78
1,200,000.01—1,300,000.00	3	3,798,394.66	2.88	6.376	736	66.42	66.42	2.250	11.376	81
1,300,000.01—1,400,000.00	2	2,679,500.00	2.03	6.186	727	69.17	69.17	2.250	11.186	77
1,400,000.01—1,500,000.00	2	2,991,966.29	2.27	6.126	766	66.54	66.54	2.250	11.126	80
1,500,000.01—2,000,000.00	4	7,573,896.72	5.74	6.499	771	54.65	54.65	2.250	11.499	81
2,000,000.01—2,500,000.00	1	2,262,989.37	1.72	6.375	728	62.97	62.97	2.250	11.375	81
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

  (1)As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool 2 is expected to be approximately $697,862.

Current Mortgage Rates (1)
Range of Current Mortgage Rates (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
4.501—5.000	1	$461,200.00	0.35%	4.625%	730	79.99%	79.99%	2.250%	9.625%	82
5.001—5.500	2	1,598,600.00	1.21	5.500	764	76.78	76.78	2.250	10.500	82
5.501—6.000	21	13,925,385.72	10.56	5.884	738	72.84	72.84	2.250	10.884	79
6.001—6.500	121	85,103,821.13	64.52	6.330	723	70.94	71.14	2.250	11.330	79
6.501—7.000	39	26,967,365.96	20.45	6.753	731	69.58	69.58	2.250	11.753	80
7.001—7.500	2	1,232,000.00	0.93	7.185	716	80.00	80.00	2.250	12.185	83
7.501—8.000	3	2,607,500.00	1.98	7.932	698	72.72	72.72	2.364	12.932	78
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

(1)  As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 2 is expected to be approximately 6.393%.

Original Term (Months)
Original Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
360	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

Remaining Term to Maturity (1)
Range of Remaining Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
346—350	21	$15,459,494.52	11.72%	6.540%	731	70.18%	70.18%	2.250%	11.540%	73
351—355	55	36,983,479.34	28.04	6.360	722	72.21	72.21	2.258	11.360	77
356—360	113	79,452,898.95	60.24	6.379	727	70.74	70.95	2.250	11.379	82
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

  (1)  As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 2 is expected to be approximately 355 months.

Age
Age (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	7	$3,848,375.00	2.92%	6.945%	698	74.22%	78.59%	2.250%	11.945%	83
1	22	16,531,647.28	12.53	6.494	735	67.24	67.24	2.250	11.494	83
2	39	24,928,293.84	18.90	6.252	725	72.99	72.99	2.250	11.252	82
3	30	22,803,946.18	17.29	6.341	720	70.53	70.53	2.250	11.341	81
4	15	11,340,636.65	8.60	6.378	743	70.16	70.16	2.250	11.378	80
5	14	10,726,789.10	8.13	6.363	733	68.69	68.69	2.250	11.363	79
6	6	4,417,080.55	3.35	6.712	725	75.09	75.09	2.317	11.712	78
7	12	7,187,800.65	5.45	6.293	709	75.36	75.36	2.250	11.293	77
8	10	5,658,041.38	4.29	6.366	724	73.55	73.55	2.250	11.366	76
9	13	8,993,767.66	6.82	6.233	715	71.61	71.61	2.250	11.233	75
10	8	6,119,796.92	4.64	6.366	715	72.82	72.82	2.250	11.366	74
11	10	7,556,000.44	5.73	6.692	741	68.21	68.21	2.250	11.692	73
12	3	1,783,697.16	1.35	6.492	741	69.49	69.49	2.250	11.492	72
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

Credit Score (1)
Range of Credit Score	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
621—640	3	$1,963,051.16	1.49%	6.058%	628	67.24%	67.24%	2.250%	11.058%	82
641—660	5	2,916,024.33	2.21	6.371	654	76.88	76.88	2.250	11.371	77
661—680	33	21,943,151.99	16.64	6.456	670	70.31	70.31	2.250	11.456	80
681—700	30	18,856,135.85	14.30	6.480	689	71.82	72.71	2.250	11.480	78
701—720	17	11,725,901.08	8.89	6.624	712	73.27	73.27	2.275	11.624	79
721—740	24	19,454,127.78	14.75	6.337	729	73.69	73.69	2.250	11.337	80
741—760	29	20,940,582.11	15.88	6.394	750	69.50	69.50	2.250	11.394	80
761—780	28	18,784,690.09	14.24	6.251	772	69.48	69.48	2.250	11.251	79
781—800	16	10,582,087.28	8.02	6.208	788	72.16	72.16	2.250	11.208	79
801—820	4	4,730,121.14	3.59	6.534	807	64.68	64.68	2.250	11.534	80
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

(1)  As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Pool 2 is expected to be approximately 726.

Original Loan-To-Value Ratios(1)
Range of Original Loan-To-Value Ratios (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
30.01—40.00	1	$590,000.00	0.45%	6.500%	741	34.71%	34.71%	2.250%	11.500%	73
40.01—50.00	11	10,675,206.64	8.09	6.399	731	46.19	46.19	2.250	11.399	80
50.01—60.00	9	7,197,902.09	5.46	6.231	756	55.85	55.85	2.250	11.231	80
60.01—70.00	38	30,148,151.70	22.86	6.463	722	65.40	65.40	2.260	11.463	79
70.01—75.00	31	23,418,512.72	17.76	6.503	722	74.14	74.14	2.250	11.503	79
75.01—80.00	98	59,277,099.66	44.94	6.330	725	79.51	79.51	2.250	11.330	80
90.01—95.00	1	589,000.00	0.45	6.500	688	66.50	95.00	2.250	11.500	83
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

  (1)  As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 2 is expected to be approximately 71.21%.

Original Effective LTV(1)
Range of Original Effective Loan-To-Value Ratios (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
30.01—40.00	1	$590,000.00	0.45%	6.500%	741	34.71%	34.71%	2.250%	11.500%	73
40.01—50.00	11	10,675,206.64	8.09	6.399	731	46.19	46.19	2.250	11.399	80
50.01—60.00	9	7,197,902.09	5.46	6.231	756	55.85	55.85	2.250	11.231	80
60.01—70.00	39	30,737,151.70	23.30	6.464	721	65.42	65.97	2.260	11.464	80
70.01—75.00	31	23,418,512.72	17.76	6.503	722	74.14	74.14	2.250	11.503	79
75.01—80.00	98	59,277,099.66	44.94	6.330	725	79.51	79.51	2.250	11.330	80
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

(1)  As of the Cut-off Date, the weighted average Original Effective Loan-to-Value of the Mortgage Loans in Pool 2 is expected to be approximately 71.09%.

Original Combined Loan-To-Value Ratios(1)
Range of Original Combined Loan-To-Value Ratios (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
30.01—40.00	1	$590,000.00	0.45%	6.500%	741	34.71%	34.71%	2.250%	11.500%	73
40.01—50.00	11	10,675,206.64	8.09	6.399	731	46.19	46.19	2.250	11.399	80
50.01—60.00	9	7,197,902.09	5.46	6.231	756	55.85	55.85	2.250	11.231	80
60.01—70.00	34	26,100,381.79	19.79	6.482	723	65.09	65.09	2.261	11.482	79
70.01—75.00	24	19,523,494.02	14.80	6.500	715	73.18	73.18	2.250	11.500	79
75.01—80.00	62	40,294,003.93	30.55	6.328	727	78.76	78.76	2.250	11.328	79
80.01—85.00	7	4,063,219.45	3.08	6.462	688	77.88	77.88	2.250	11.462	78
85.01—90.00	31	17,569,016.28	13.32	6.344	731	79.16	79.16	2.250	11.344	80
90.01—95.00	9	5,162,648.61	3.91	6.342	721	76.41	79.66	2.250	11.342	79
95.01—100.00	1	720,000.00	0.55	6.500	787	80.00	80.00	2.250	11.500	73
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

  (1)  Although all of the Mortgage Loans are secured by first liens, this table sets forth the Original Combined Loan-to-Value Ratios of all the Mortgage Loans. The “Original Combined Loan-to-Value Ratio” of any Mortgage Loan will not reflect the presence or amount of any second lien mortgage loan secured by the same mortgaged property if the related originator does not have sufficient information to provide the relevant second lien mortgage loan information. Such information may not be available if, for example, the related second lien mortgage loan was made by a party other than the applicable originator or the related Mortgage Loan is a refinancing of an existing mortgage loan. Combined Original LTV equals a percentage calculated by dividing a) the sum of the principal balance of the first lien and all known second liens at origination by b) the property value at origination. As of the Cut-off Date, the weighted average Original Combined Loan-to-Value Ratio of the Mortgage Loans in Pool 2 is expected to be approximately 73.83%.

Occupancy Type(1)
Occupancy Type	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Primary Residence	165	$113,493,823.54	86.05%	6.383%	724	71.57%	71.71%	2.253%	11.383%	79
Second Home	15	12,360,318.91	9.37	6.429	751	69.25	69.25	2.250	11.429	79
Investment	9	6,041,730.36	4.58	6.511	716	65.84	65.84	2.250	11.511	80
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

(1)	Based upon representations of the related borrowers at the time of origination.

Property Type
Property Type	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Single Family Residence	110	$75,338,379.67	57.12%	6.363%	718	70.79%	70.79%	2.250%	11.363%	80
Condo	12	7,967,268.13	6.04	6.629	736	73.83	73.83	2.250	11.629	79
Planned unit developments	67	48,590,225.01	36.84	6.400	736	71.10	71.45	2.256	11.400	79
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

Loan Purpose
Loan Purpose	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Purchase	58	$42,336,534.48	32.10%	6.313%	739	74.43%	74.83%	2.250%	11.313%	79
Cash-out Refinance	88	57,501,937.58	43.60	6.444	716	70.02	70.02	2.255	11.444	79
Rate/Term Refinance	43	32,057,400.75	24.31	6.408	726	68.59	68.59	2.250	11.408	80
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

Loan Documentation
Loan Documentation	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Full Documentation	93	$64,189,181.99	48.67%	6.323%	725	71.85%	72.11%	2.250%	11.323%	79
Stated Income Stated Asset	3	1,733,472.05	1.31	6.548	705	68.43	68.43	2.250	11.548	82
Stated Income Verified Asset	93	65,973,218.77	50.02	6.456	727	70.41	70.41	2.255	11.456	79
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

Lien
Lien position	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
First Lien	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393F%	79
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

Geographic Distribution of Mortgaged Properties(1)
Geographic Distribution of Mortgaged Properties	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Alabama	1	$1,029,000.00	0.78%	5.500%	757	75.00%	75.00%	2.250%	10.500%	82
Arizona	10	7,582,535.17	5.75	6.326	749	74.94	74.94	2.250	11.326	78
California	93	59,963,859.88	45.46	6.366	716	72.44	72.44	2.250	11.366	79
Colorado	7	8,133,889.00	6.17	6.451	741	60.93	63.00	2.250	11.451	80
Delaware	1	799,703.33	0.61	6.375	749	57.14	57.14	2.250	11.375	81
District of Columbia	1	998,051.16	0.76	6.125	624	67.80	67.80	2.250	11.125	82
Florida	21	17,347,976.42	13.15	6.602	743	65.45	65.45	2.267	11.602	80
Georgia	3	2,101,991.28	1.59	6.013	747	78.83	78.83	2.250	11.013	82
Hawaii	1	800,000.00	0.61	6.625	762	80.00	80.00	2.250	11.625	74
Indiana	1	693,000.00	0.53	6.750	683	64.98	64.98	2.250	11.750	80
Maryland	4	2,941,000.00	2.23	6.330	704	71.42	71.42	2.250	11.330	77
Massachusetts	2	1,120,000.00	0.85	6.750	748	73.89	73.89	2.250	11.750	81
Michigan	3	3,014,694.07	2.29	6.473	754	77.22	77.22	2.250	11.473	78
New Jersey	5	3,086,010.02	2.34	6.442	719	66.71	66.71	2.250	11.442	82
New Mexico	1	506,500.00	0.38	6.750	686	59.59	59.59	2.250	11.750	83
New York	1	750,000.00	0.57	6.250	780	58.82	58.82	2.250	11.250	72
North Carolina	1	583,472.05	0.44	6.500	723	80.00	80.00	2.250	11.500	83
Ohio	1	564,000.00	0.43	6.375	728	80.00	80.00	2.250	11.375	78
Oregon	2	2,025,140.78	1.54	5.934	737	62.53	62.53	2.250	10.934	78
Tennessee	1	648,319.86	0.49	6.875	712	73.86	73.86	2.250	11.875	76
Texas	4	2,340,540.51	1.77	6.607	689	78.85	78.85	2.250	11.607	76
Utah	1	573,697.16	0.43	6.500	651	75.00	75.00	2.250	11.500	72
Virginia	7	3,938,971.32	2.99	6.427	749	76.18	76.18	2.250	11.427	78
Washington	16	9,882,320.80	7.49	6.246	730	73.90	73.90	2.250	11.246	80
Wisconsin	1	471,200.00	0.36	6.875	663	80.00	80.00	2.250	11.875	83
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

  (1)  As of the Cut off Date, no more than approximately 1.91% of the Pool 2 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Original Prepayment Penalty Term
Original Prepayment Penalty Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	137	$97,102,182.74	73.62%	6.425%	727	70.35%	70.52%	2.253%	11.425%	79
12	23	16,084,619.78	12.19	6.377	730	74.48	74.48	2.250	11.377	81
36	29	18,709,070.29	14.18	6.239	717	71.99	71.99	2.250	11.239	80
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

Prepayment Penalty Remaining Term
Prepayment Penalty Remaining Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Less than 1	137	$97,102,182.74	73.62%	6.425%	727	70.35%	70.52%	2.253%	11.425%	79
1—5	3	1,830,121.51	1.39	6.226	722	78.20	78.20	2.250	11.226	76
6—10	16	11,701,194.10	8.87	6.409	734	73.41	73.41	2.250	11.409	81
11—15	4	2,553,304.17	1.94	6.340	715	76.72	76.72	2.250	11.340	83
26—30	5	3,347,936.91	2.54	6.232	714	77.20	77.20	2.250	11.232	76
31—35	21	13,759,458.38	10.43	6.138	721	70.07	70.07	2.250	11.138	81
36—40	3	1,601,675.00	1.21	7.126	691	77.54	77.54	2.250	12.126	83
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

Seller
Seller	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
FLAGSTAR	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

Primary Servicer
Primary Servicer	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
FLAGSTAR	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

PMI Coverage
PMI Coverage	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	188	$131,306,872.81	99.55%	6.392%	726	71.11%	71.11%	2.252%	11.392%	79
30	1	589,000.00	0.45	6.500	688	66.50	95.00	2.250	11.500	83
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

PMI Company
PMI Company	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
No Insurance	188	$131,306,872.81	99.55%	6.392%	726	71.11%	71.11%	2.252%	11.392%	79
Mtge Guaranty Insurance Corp.	1	589,000.00	0.45	6.500	688	66.50	95.00	2.250	11.500	83
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

Interest Only
Interest Only	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Interest-Only	167	$115,251,578.13	87.38%	6.399%	727	72.14%	72.28%	2.253%	11.399%	79
Non-IO	22	16,644,294.68	12.62	6.351	720	63.80	63.80	2.250	11.351	80
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

Original Interest Only Term
Original Interest-only Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	22	$16,644,294.68	12.62%	6.351%	720	63.80%	63.80%	2.250%	11.351%	80
120	167	115,251,578.13	87.38	6.399	727	72.14	72.28	2.253	11.399	79
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

Remaining Interest-Only Term
Remaining Interest-Only Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	22	$16,644,294.68	12.62%	6.351%	720	63.80%	63.80%	2.250%	11.351%	80
108	2	1,210,000.00	0.92	6.488	784	66.87	66.87	2.250	11.488	72
109	9	6,606,045.08	5.01	6.737	750	72.15	72.15	2.250	11.737	73
110	7	5,395,427.48	4.09	6.365	724	71.86	71.86	2.250	11.365	74
111	12	8,437,996.59	6.40	6.182	717	71.06	71.06	2.250	11.182	75
112	9	5,095,557.69	3.86	6.420	717	72.84	72.84	2.250	11.420	76
113	10	5,752,500.00	4.36	6.296	720	75.84	75.84	2.250	11.296	77
114	6	4,417,080.55	3.35	6.712	725	75.09	75.09	2.317	11.712	78
115	12	9,084,740.94	6.89	6.389	743	70.67	70.67	2.250	11.389	79
116	15	11,340,636.65	8.60	6.378	743	70.16	70.16	2.250	11.378	80
117	27	20,304,701.64	15.39	6.359	720	72.47	72.47	2.250	11.359	81
118	35	22,199,759.89	16.83	6.250	726	73.53	73.53	2.250	11.250	82
119	16	11,558,756.62	8.76	6.495	719	69.51	69.51	2.250	11.495	83
120	7	3,848,375.00	2.92	6.945	698	74.22	78.59	2.250	11.945	83
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

Margin(1)
Margin (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
2.250	188	$130,705,872.81	99.10%	6.378%	726	71.10%	71.23%	2.250%	11.378%	79
2.500	1	1,190,000.00	0.90	8.000	717	70.00	70.00	2.500	13.000	78
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

  (1)  As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool 2 is expected to be approximately 2.252%.

Maximum Mortgage Rate (1)
Range of Maximum Mortgage Rate (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
9.501—9.750	1	$461,200.00	0.35%	4.625%	730	79.99%	79.99%	2.250%	9.625%	82
10.251—10.500	2	1,598,600.00	1.21	5.500	764	76.78	76.78	2.250	10.500	82
10.501—10.750	3	2,105,669.56	1.60	5.750	778	79.87	79.87	2.250	10.750	79
10.751—11.000	18	11,819,716.16	8.96	5.907	730	71.59	71.59	2.250	10.907	79
11.001—11.250	51	36,841,681.91	27.93	6.198	727	69.62	69.62	2.250	11.198	79
11.251—11.500	70	48,262,139.22	36.59	6.430	719	71.95	72.30	2.250	11.430	79
11.501—11.750	25	18,532,633.66	14.05	6.691	734	66.95	66.95	2.250	11.691	80
11.751—12.000	14	8,434,732.30	6.39	6.889	723	75.37	75.37	2.250	11.889	79
12.001—12.250	2	1,232,000.00	0.93	7.185	716	80.00	80.00	2.250	12.185	83
12.751—13.000	3	2,607,500.00	1.98	7.932	698	72.72	72.72	2.364	12.932	78
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

(1)   As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool 2 is expected to be approximately 11.393%.

Index
Index	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Libor-6 Month	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79

Months To Roll
Months To Roll	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
72	3	$1,783,697.16	1.35%	6.492%	741	69.49%	69.49%	2.250%	11.492%	72
73	10	7,556,000.44	5.73	6.692	741	68.21	68.21	2.250	11.692	73
74	8	6,119,796.92	4.64	6.366	715	72.82	72.82	2.250	11.366	74
75	13	8,993,767.66	6.82	6.233	715	71.61	71.61	2.250	11.233	75
76	10	5,658,041.38	4.29	6.366	724	73.55	73.55	2.250	11.366	76
77	12	7,187,800.65	5.45	6.293	709	75.36	75.36	2.250	11.293	77
78	6	4,417,080.55	3.35	6.712	725	75.09	75.09	2.317	11.712	78
79	14	10,726,789.10	8.13	6.363	733	68.69	68.69	2.250	11.363	79
80	15	11,340,636.65	8.60	6.378	743	70.16	70.16	2.250	11.378	80
81	30	22,803,946.18	17.29	6.341	720	70.53	70.53	2.250	11.341	81
82	39	24,928,293.84	18.90	6.252	725	72.99	72.99	2.250	11.252	82
83	29	20,380,022.28	15.45	6.579	728	68.56	69.38	2.250	11.579	83
Total:	189	$131,895,872.81	100.00%	6.393%	726	71.09%	71.21%	2.252%	11.393%	79